SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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LAKELAND BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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LAKELAND BANCORP, INC.

250 OAK RIDGE ROAD

OAK RIDGE, NEW JERSEY 07438

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 9, 2018

To our Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Lakeland Bancorp, Inc. (the “Company” or “Lakeland”) to be held at the Knoll Country Club West, 12 Knoll Drive, Boonton, New Jersey 07005 on Wednesday, May 9, 2018, at 5:00 p.m., and at any adjournments thereof, to vote on the following matters:

1.	The election of three directors of the Company for the terms described in the proxy statement;

2.	Approval of the Company’s 2018 Omnibus Equity Incentive Plan;

3.	Approval of an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 70,000,000 to 100,000,000;

4.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

5.	Voting, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation (every year, every two years or every three years);

6.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018; and

7.	The transaction of any other business as may properly come before the Annual Meeting and/or any adjournment or adjournments of the Annual Meeting.

Only shareholders of record at the close of business on March 22, 2018 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card as promptly as possible, in the envelope provided to you, or vote by telephone or the Internet as instructed on the enclosed proxy card.

Sincerely,

Timothy J. Matteson

Executive Vice President,

Chief Administrative Officer,

General Counsel and Corporate Secretary

April 9, 2018

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 9, 2018: This proxy statement and our 2017 Annual Report are available at www.lakelandbank.com.

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LAKELAND BANCORP, INC.

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018

Approximate Mailing Date is April 9, 2018

This proxy statement is being furnished to shareholders of Lakeland Bancorp, Inc. (the “Company” or “Lakeland”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Knoll Country Club West, 12 Knoll Drive, Boonton, New Jersey 07005 on Wednesday, May 9, 2018, at 5:00 p.m., and at any adjournments thereof.

About the Annual Meeting

Q: What matters will be voted on at the Annual Meeting?

A: You will be asked to vote on the following proposals:

1. The election of three directors of the Company for the terms described in the proxy statement;

2. Approval of the Company’s 2018 Omnibus Equity Incentive Plan (the “Plan”);

3. Approval of an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 70,000,000 to 100,000,000;

4. Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

5. Voting, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation;

6. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018; and

7. The transaction of any other business as may properly come before the Annual Meeting and/or any adjournment or adjournments of the Annual Meeting.

Q: Who is entitled to vote at the Annual Meeting?

A: Holders of record of the Company’s common stock as of the close of business on March 22, 2018, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting. On the record date, a total of 47,455,865 shares of our common stock were outstanding and entitled to vote, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

Q: How do I vote my shares?

A: If you are a “record” shareholder of the Company’s common stock (that is, if you hold common stock in your own name as of March 22, 2018 on the Company’s stock records maintained by our transfer agent, American Stock Transfer and Trust Company), you may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may use one of the following methods:

•	Telephone voting, by dialing the toll-free number and following the instructions on your proxy card.

•	Internet voting, by accessing the Internet at the web address stated on the proxy card and following the instructions.

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Q: Can I attend the Annual Meeting and vote in person?

A: Yes. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Q: What if I own my shares in “street name”?

A: If your shares are registered in the name of a broker or other nominee, the voting form your broker or other nominee sent you will provide voting instructions.

Q: Can I change my vote after I return my proxy card?

A: Any shareholder of record has the power to revoke his or her proxy at any time before it is voted. You may revoke your proxy before it is voted at the Annual Meeting by:

•	voting again by telephone or the Internet, or completing a new proxy card with a later date – your latest vote will be counted;

•	filing with the Secretary of the Company written notice of such revocation; or

•	appearing at the Annual Meeting and giving the Secretary written notice of your intention to vote in person.

Q: What is the deadline for voting by telephone or through the Internet?

A: The deadline for voting by telephone or through the Internet as a shareholder of records is 11:59 p.m., local time on May 8, 2018. If your shares are registered in the name of a broker or other nominee, you should consult the voting instructions provided by your broker or other nominee for information about the deadline for voting by telephone or through the Internet.

Q: What constitutes a quorum for purposes of the Annual Meeting?

A: The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Q: What vote is required to approve each proposal?

A: The election of directors (Proposal 1) requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors. There is no cumulative voting. Approval of Proposal 2 (approval of the Plan), Proposal 3 (approval of the amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock), Proposal 4 (approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement) and Proposal 6 (ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018) will require the affirmative vote of a majority of the votes cast with respect to each such proposal. The vote on Proposal 5 (advisory vote on the frequency of the advisory votes on executive compensation) has three possible substantive responses (every year, every 2 years or every 3 years), and the response that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis.

Q: How does the Board recommend that I vote my shares:

A: The Board recommends that you vote FOR the Board’s nominees for director, FOR proposals 2, 3, 4 and 6 and, with respect to proposal 5, FOR an annual vote on executive compensation.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of the Company. As of the date this proxy statement, the Board of Directors had no knowledge of any business other than the proposals described in this proxy statement that would be presented for consideration at the Annual Meeting.

Q: What if I return my signed proxy card but do not provide instructions on how to vote?

A: Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.

Q: Who will bear the costs of soliciting proxies?

A: The Company will bear the entire cost of this solicitation. Officers and regular employees of Lakeland may also, but without additional compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or e-mail. Lakeland will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition and Qualifications

The Board’s Nominating and Corporate Governance Committee is charged with reviewing the composition of the Board and refreshing it as appropriate. The Board believes that the Company benefits by fostering a mix of experienced directors with a deep understanding of the banking industry and the communities served by Lakeland Bank.

Diversity

The Company’s Board does not have a formal policy of considering diversity in identifying potential director candidates. However, since the Board believes that its membership should broadly reflect the banking community served by Lakeland, it has an informal practice of considering a nominee’s age, race, ethnicity, national origin, gender, and geographic location in addition to such nominee’s qualifications for Board service. See “Nominating and Corporate Governance Committee Matters – Qualifications.”

Compliance with regulatory requirements

The Nominating and Corporate Governance Committee considers regulatory requirements affecting directors, including potential competitive restrictions, as well as the other positions the director has held, including other board memberships. No member of the Company’s Board may serve on the board of another financial institution or bank or savings and loan holding company in the Company’s market area.

Shareholder Candidates

The charter of the Nominating and Corporate Governance Committee provides that there will be no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or by management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.

Age Limits

The Company maintains a mandatory retirement age for its directors. Any director who turns 72 during his or her term must retire at the next annual meeting of shareholders. In accordance with this policy, Edward B. Deutsch, Joseph P. O’Dowd and Stephen R. Tilton, Sr., who served as directors of the Company and Lakeland Bank during 2017 and in prior years, are retiring as of the Annual Meeting. We thank them for their years of service.

Stock Ownership Guidelines for Directors; Anti-Pledging Policy

Although the Company’s by-laws provide that the minimum value of Lakeland common stock to be held by directors is $1,000, the Board has adopted Corporate Guidelines which established a goal that directors own or otherwise control, at a minimum, the number of shares or share equivalents of Lakeland common stock equal to approximately five times (5x) the director annual retainer fee, with new directors attaining that goal within five years. The Compensation Committee periodically reviews this stock ownership goal, and has determined that all directors have attained the prescribed goal.

In March 2013, Lakeland’s Board adopted an anti-pledging policy that prohibits future pledging of Lakeland common stock by Lakeland’s executive officers and directors. The policy does not require existing pledges to be unwound.

Code of Ethics

The Company is required to disclose whether it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We have adopted such a code of ethics and have posted a copy of the code on our Company’s website www.lakelandbank.com.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Chairman of the Board and should be sent to such individual c/o Lakeland Bank, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman’s receipt of such a communication, Lakeland’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend Lakeland’s Annual Meeting. All of the Board members attended the Company’s 2017 Annual Meeting of Shareholders.

Nominating and Corporate Governance Committee Matters

Nominating and Corporate Governance Committee Charter.    The Board has adopted a Nominating and Corporate Governance Committee charter to govern such Committee. A copy of the current Nominating and Corporate Governance Committee charter is available to shareholders on the Company’s website, www.lakelandbank.com.

Independence of Nominating and Corporate Governance Committee Members.    All members of the Nominating and Corporate Governance Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules.

Procedures for Considering Nominations Made by Shareholders.    The Nominating and Corporate Governance Committee’s charter describes procedures for nominations to be submitted by shareholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating and Corporate Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications.    The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must not serve on the board of any other financial institution or bank or savings and loan holding company in the Company’s market area;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of Board membership;

•	must have a desire to ensure that the Company’s operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules and regulations;

•	must have a dedication to the representation of the best interests of the Company and all of its shareholders;

•	must have a reputation, in one or more of the communities serviced by Lakeland and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation and particularly, a bank holding company; and

•

must have experience, either as a member of the board of directors of another public or private corporation or in another capacity that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board.    Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. As indicated above, the Nominating and Corporate Governance Committee’s charter provides that there will be no differences in the manner in which the Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members includes:

•	a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

Shareholder Recommendations.    In connection with the 2018 Annual Meeting, the Nominating and Corporate Governance Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s common stock for at least one year.

Our Nominees and Continuing Directors

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the three persons named in Table I below to serve for the terms specified in the Table and thereafter until their successors shall have been duly elected and shall have qualified. Each of Messrs. Bohuny and Flynn and Ms. Deacon has been nominated to serve for a three year term. Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director of the Company if elected. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

The first table sets forth the names and ages of the nominees for election to the Board of Directors, the principal positions held by each such person during the past five years, the year each such person began serving as a director of the Company, the expiration of their respective terms if elected, and the principal committees on which he or she serves. The second table sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Additional information about the nominees and continuing directors is set forth under “Qualifications of our Board Members and Nominees” below.

Board Nominees

Name	Age	Director since	Expiration of Term if Elected	Primary Occupation & Other Public Company Boards	Committee Memberships
					A	G	C
Bruce D. Bohuny	49	2007	2021	President, Brooks Builders		G	C

Mary Ann Deacon	66	1995	2021	Chairman, Lakeland Bancorp, Inc. and Lakeland Bank; Secretary/Treasurer of Deacon Homes, Inc.

Brian Flynn	58	2010	2021	Partner, PKF O’Connor Davies, LLP	A ●	G
Continuing Directors
Name	Age	Director since	Expiration of Term	Primary Occupation & Other Public Company Boards	Committee Memberships
					A	G	C

Lawrence R. Inserra, Jr.	60	2016	2019	Chairman of the Board and CEO and President of Inserra Supermarkets, Inc.			C

Thomas J. Marino	70	2013	2019	Retired Partner, CohnReznick LLP	A ●	G

Robert E. McCracken	60	2004	2019	Sole managing member and owner of REM, LLC; owner/manager of Wood Funeral Home and Smith-McCracken Funeral Home		G	C

Name	Age	Director since	Expiration of Term	Primary Occupation & Other Public Company Boards	Committee Memberships
					A	G	C

Thomas J. Shara	60	2008	2019	President and CEO of Lakeland Bancorp, Inc. and Lakeland Bank

Mark J. Fredericks	57	1994	2020	President of each of Fredericks Fuel and Heating Service, Keil Oil Company and F&B Trucking; Managing Member of several real estate companies

Janeth C. Hendershot	63	2004	2020	Retired; Former insurance industry executive with several publicly traded companies	A

Robert B. Nicholson, III	53	2003	2020	President and Chief Executive Officer of Northern Resources Corporation; President and CEO of Eastern Liquids, LLC; and President and CEO of Landmark America Corporation	A	G	C

INDEPENDENCE All directors other than the CEO are independent pursuant to SEC and NASDAQ rules.	ATTENDANCE All directors attended at least 75% of the meetings of the Board and committees on which they served in 2017.	A Audit Committee G Nominating and Corporate Governance Committee C Compensation Committee Chair ● Financial Expert

Qualifications of our Board Members and Nominees

The Board considered the following attributes of its nominees and continuing directors in determining that each is qualified to serve as a director of the Company:

With respect to our nominees:

Mr. Bohuny’s over 20 years of experience in the residential and commercial construction and real estate development fields, and his prior work experience in the equity and fixed income markets and service on various educational and philanthropic boards including the StonyBrook School, Eastern Christian School, Christian Healthcare Center and the New Canaan Society, led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank.

Ms. Deacon’s over 30 years of extensive experience in the real estate development process, building contracting, property management and sales, her service to a number of community associations, her reputation in the broader business community as well as in the local real estate markets and her dedication to Lakeland and Lakeland Bank led the Board to conclude that this individual should serve as a director of Lakeland. Ms. Deacon is responsible for the planning and administration of numerous operating companies and four condominium associations. Her past participation in the state and local real estate associations includes leadership positions and committee experience in ethics, professional standards, strategic planning and governance. Ms. Deacon is committed to enhancing her professional participation as a director of Lakeland and frequently attends continuing education seminars and institutes applicable to directors of banks and bank holding companies. During her 20 year tenure at Lakeland, she has served on every committee of the Board. In January 2010, she was elected Vice Chairman of the Board of Lakeland and Lakeland Bank and in May 2011, she was elected Chairman of the Board of Lakeland and Lakeland Bank.

Mr. Flynn is a Partner at PKF O’Connor Davies, LLP, one of the largest regional accounting firms in the tri-state area. He received his Bachelor of Science Degree, cum laude, from Monmouth College. With over 30 years of experience as a practicing CPA, Mr. Flynn brings in-depth knowledge of generally accepted accounting principles and auditing standards to our Board. He has worked with audit committees and boards of directors in the past, including previously serving on the Boards of TD Banknorth, Inc. and Hudson United Bancorp, and provides Lakeland’s Board of Directors and its Audit Committee with extensive experience in auditing and preparation of financial statements. For these reasons, the Board has concluded that this individual should serve as a director of Lakeland and Lakeland Bank.

With respect to our continuing directors:

Mr. Inserra joined the Lakeland and Lakeland Bank Boards of Directors upon the closing of the mergers with Pascack Bancorp, Inc. and Pascack Community Bank on January 7, 2016. He had previously served as a director of Pascack Bancorp, Inc. and Pascack Community Bank. Mr. Inserra is Chairman of the Board and CEO of Inserra Supermarkets, Inc., a family owned business founded in 1954 and one of the largest supermarket chains in the metropolitan area, which owns and operates 22 ShopRite stores throughout New Jersey and New York. Mr. Inserra also holds a number of leadership positions, both professionally and philanthropically, including board member and treasurer of Wakefern Food Corporation. In 2013, he was named Chairman of the Board of Governors at Hackensack University Medical Center (HUMC) after serving as first Vice Chairman and Chairman of the Human Resources Committee at HUMC. Mr. Inserra received a Bachelor of Science in business and economics from Lehigh University. Mr. Inserra’s business experience, philanthropic endeavors and knowledge of Pascack Bancorp’s markets led the Board to believe that this individual should serve as a director of Lakeland and Lakeland Bank.

Mr. Marino joined the Lakeland and Lakeland Bank Boards of Directors upon the closing of the mergers with Somerset Hills Bancorp and Somerset Hills Bank on May 31, 2013. He had previously served as a director of Somerset Hills Bancorp and Somerset Hills Bank. He is a retired partner of CohnReznick LLP, which is headquartered in New York and among the 11th largest accounting and consulting firms in the United States. Mr. Marino brings his more than 40 years of experience as a CPA to the Lakeland Board. Mr. Marino has expertise in the areas of real estate, construction, private companies and publicly traded companies. His experience, membership in professional associations and his advisory roles in local community service organizations and foundations led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank.

Mr. McCracken’s knowledge of the banking industry, his over 15 years of service on the boards of various banks (including serving on Lakeland’s Board since 2004 and Lakeland Bank’s Board since 2008), his business experience as an owner and operator of various businesses and real estate within Lakeland’s footprint, his reputation in the community as a lifelong resident within Lakeland’s footprint, his many long standing relationships with Lakeland’s non-institutional shareholder base and his involvement in many non-profit and local charities (including serving as former Board Chairman of Newton Memorial Hospital, now known as the Newton Medical Center, and on the Atlantic Health System Board, as well as on the boards of other local organizations) led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank.

Mr. Shara’s over 30 years of experience in the banking industry, his stature and reputation in the banking and local community, and his service as President and CEO of Lakeland and Lakeland

Bank since April 2008 led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank. His knowledge and understanding of all facets of the business of banking, the leadership he has demonstrated at Lakeland and at prior institutions and his involvement in charitable and trade organizations make him extremely valuable as a Board member. Mr. Shara serves as a member of the New Jersey Bankers Association Board of Directors, on the Board of Directors of the Commerce and Industry Association of New Jersey, the Board of Trustees of the Boys and Girls Club of Paterson and Passaic, New Jersey and the Board of Trustees of the Chilton Hospital Foundation. He also serves on the Board of Governors of the Ramapo College Foundation. Mr. Shara earned a Master’s Degree in Business Administration as well as a Bachelor of Science Degree from Fairleigh Dickinson University.

Mr. Fredericks’ experience in business, banking and real estate, as well as his extensive knowledge of the communities in which Lakeland operates, has led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank. Mr. Fredericks’ knowledge of banking comes from his 22 year tenure as a director of Lakeland, where he has served on several committees during this time. Mr. Fredericks owns and operates three businesses in Lakeland’s markets: he is the president and CEO of Fredericks Fuel and Heating Services, as well as president of Keil Oil Inc. and F&B Trucking Inc. He also is the managing partner of several real estate partnerships in the area. Mr. Fredericks is a lifetime resident and active participant in the communities served by Lakeland, and has been a member of numerous charitable, civic and business organizations over the years. These include his prior service as Trustee of Chilton Memorial Hospital; member and past president of the West Milford Education Foundation and member and past president of the West Milford Rotary Club.

Ms. Hendershot has had significant experience in the leadership and management of various corporate entities and operations. She also has experience in managing and controlling risk-taking operations within the insurance industry, and in IT strategy and developments. Her educational background includes a Bachelor of Arts degree from Cornell University — Cum Laude in Economics and numerous insurance and risk management professional designations. She has over 15 years of service on boards of various financial institutions (including serving on Lakeland’s Board since 2004 and Lakeland Bank’s Board since 2008). All these qualifications led the Board to conclude that this individual should serve as a director of Lakeland.

Mr. Nicholson’s business experience with Eastern Propane Corporation (including his serving as president and CEO of that entity for 28 years), his educational background in finance and business management, his experience in buying and selling companies and commercial real estate properties and his reputation in the business and local community led the Board to conclude that this individual should serve as a director of Lakeland and Lakeland Bank. In 2009, Mr. Nicholson was honored with the Outstanding Citizen of the Year award from Sparta Township and as a Distinguished Citizen by the Boy Scouts of America, Patriots Path Council. In March 2010, Mr. Nicholson received the Distinguished Alumni Award from Florida Southern College for outstanding service to his professions and community. Mr. Nicholson is the Past Chairman of the board of trustees for the Sussex County New Jersey Chamber of Commerce.

Board Meetings; Independence

Chair: Mary Ann Deacon

12 meetings held in 2017

The full Board holds 10 regular meetings each year, supplemented by calls and special meetings as needed. The Board also holds an annual strategy session and conducts annual self-evaluations.

Independence: The Board has determined that the following current members of the Board satisfy the NASDAQ definition of independence: Bruce D. Bohuny, Mary Ann Deacon, Edward B. Deutsch, Brian Flynn, Mark J. Fredericks, Janeth C. Hendershot, Lawrence R. Inserra, Jr., Thomas J. Marino, Robert E. McCracken, Robert B. Nicholson, III, Joseph P. O’Dowd and Stephen R. Tilton, Sr. Messrs. Deutsch, O’Dowd and Tilton will retire as of the Annual Meeting.

In addition, the Board has determined that all of the members of the Audit Committee named below meet the definition of independence imposed by the Sarbanes Oxley Act with respect to members of the Audit Committee.

Related Party Transactions

Stephen R. Tilton, Sr., a director of Lakeland, is the Chairman and Chief Executive Officer of Fletcher Holdings, LLC, which owns a building in Little Falls, New Jersey in which Lakeland rents a branch office. During 2017, the Company paid $172,000 to Fletcher Holdings, LLC as rent and related expenses.

Lakeland Bank has made, and expects to make in the future, in the ordinary course of business, loans to directors, officers, principal shareholders and their associates. All loans to such persons were made, and will be made, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or Lakeland Bank.

Policies and Procedures Concerning Related Party Transactions

The Audit Committee of the Board of Directors has adopted written procedures governing related party transactions. By “related party transaction,” we mean a transaction between the Company or any of its subsidiaries, on the one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand. The procedures provide that:

•	related party transactions that have been previously approved by the full Board of Directors will not be included in the transactions that are approved by the Audit Committee;

•	any single related party transaction up to $5,000 is automatically deemed to be pre-approved by the Audit Committee, which transactions are reviewed and approved at the next Audit Committee meeting;

•

either the Chairman or Vice Chairman of the Audit Committee is authorized to approve, prior to payment, related party transactions over $5,000 but not exceeding $10,000, and may override any previously approved transaction; and

•	related party transactions over $10,000 must be approved, prior to payment, by a majority of the members of the Audit Committee.

In general, the Audit Committee reviews related party transactions on a quarterly basis.

Board Committees

Audit

Chair: Brian Flynn (audit committee financial expert as defined in SEC rules)

Members:    Thomas J. Marino, Vice Chair (audit committee financial expert as defined in SEC rules)

                                     Janeth C. Hendershot

                                     Robert B. Nicholson, III

Robert E. McCracken served as a member of the Audit Committee during 2017, and was replaced on such Committee by Mr. Nicholson, effective January 1, 2018.

Primary responsibilities:    Reviewing the reports submitted by the Company’s independent registered public accounting firm and internal auditor and reporting to the Board on significant audit and accounting principles, policies and practices related to the Company.

The Audit Committee has the authority to hire outside experts and consultants as it deems appropriate in carrying out its responsibilities.

Recent focus areas: Resource planning for internal audit

5 meetings held in 2017

Nominating and Corporate Governance

Chair:    Robert B. Nicholson, III

Members:    Bruce D. Bohuny

Brian Flynn

                    Thomas J. Marino

                    Robert E. McCracken

Primary responsibilities: Interviewing potential candidates for election to the Board and nominating individuals each year for election to the Board; and developing, recommending to the Board and reviewing annually the Board’s Corporate Governance Guidelines, including the Code of Ethics.

Recent focus areas:    Director recruitment

 Management succession planning and execution

 Board committee reorganization

5 meetings held in 2017

Compensation

Chair:    Robert E. McCracken

Members:    Bruce Bohuny

Lawrence R. Inserra, Jr.

Robert B. Nicholson, III

Joseph P. O’Dowd (retiring as of the Annual Meeting)

Mark Fredericks served as a member of the Compensation Committee during 2017, and was replaced on such Committee by Mr. Bohuny, effective January 1, 2018.

Primary responsibilities:    Making recommendations to the Board concerning compensation for the Company’s executive officers and directors; and administering the Company’s equity incentive plans.

Recent focus areas:    Compensation structure for employees

                                      Program design for long-term incentive awards

5 meetings held in 2017

In addition to the foregoing, the Board maintains an Independent Directors Committee, consisting of independent non-management directors, which met 4 times in 2017.

Board and Committee Self Assessments

The Board and each of the Audit, Nominating and Corporate Governance and Compensation Committees undertake an annual self-assessment process. Each director is asked to complete a Board self-assessment questionnaire as well as a separate self-assessment questionnaire for each of the Committees on which he or she serves. The questionnaires solicit information on effectiveness and compliance with the relevant Committee charter, identifying specific issues and their relative priorities and enhancing written and oral communication. The results of the assessments are discussed by the Board and various Committee members.

Audit Committee Matters

Audit Committee Charter.    The Audit Committee performed its duties during 2017 under a written charter approved by the Board of Directors. A copy of the current Audit Committee charter is available to shareholders on the Company’s website, www.lakelandbank.com.

Independence of Audit Committee Members.    Lakeland’s common stock is listed on the NASDAQ Global Select Market and Lakeland is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report.    In connection with the preparation and filing of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2017:

(1) the Audit Committee reviewed and discussed the audited financial statements with Lakeland’s management;

(2) the Audit Committee discussed with Lakeland’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended by SAS 90;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Lakeland’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Lakeland’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2017 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors:

       Brian Flynn, Chairman

       Thomas J. Marino, Vice Chairman

       Janeth C. Hendershot

       Robert B. Nicholson, III

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

The following table sets forth a summary of the fees billed or expected to be billed to the Company by KPMG for professional services rendered for the years ended December 31, 2017 and December 31, 2016.

Fee Category	Fees for 2017	Fees for 2016
Audit Fees	$672,750	$702,250
Audit-Related Fees	$15,000	$394,000
Tax Fees	$92,600	$130,350
All Other Fees	--	--

Audit Fees.    Audit fees consist of the aggregate fees billed or expected to be billed to the Company for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2017 and December 31, 2016, and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during 2017 and 2016.

Audit-Related Fees.    Audit-related fees consist of the aggregate fees billed for assurance and related services which are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under the immediately preceding paragraph. In 2016, audit-related fees included fees related to the Company’s debt and common stock offerings.

Tax Fees.    Tax fees consist of the aggregate fees billed or expected to be billed for tax services, principally representing advice regarding the preparation of income tax returns.

All Other Fees.    All other fees consist of the aggregate fees billed for all services not covered in the immediately three preceding paragraphs.

Other Matters.    The Company’s Audit Committee has determined that the provision of all services provided by the Company’s principal independent accountants during the years ended December 31, 2017 and December 31, 2016 is compatible with maintaining the independence of the Company’s principal independent accountants.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Relationship with Independent Accountants

KPMG, which became the independent accountants of the Company beginning with the financial statements for the year ended December 31, 2013, has been engaged as the Company’s independent accountants for 2018. See Proposal 6. It is anticipated that a representative of KPMG will be present at the Annual Meeting and will be available to answer questions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information provided under the caption “Compensation Discussion and Analysis” set forth in this proxy statement. Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

Robert E. McCracken (Chairman)

Bruce Bohuny

Lawrence R. Inserra, Jr.

Robert B. Nicholson, III

Joseph P. O’Dowd (retiring as of the Annual Meeting)

Other Compensation Committee Matters

Charter.    Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the current charter of the Compensation Committee is available to shareholders on the Company’s website, www.lakelandbank.com.

Authority, Processes and Procedures.    Our Compensation Committee is responsible for administering our employee benefit plans, for establishing and recommending to the Board the compensation of our President and Chief Executive Officer and for reviewing and recommending to the Board for approval the compensation programs covering our other executive officers. Our Compensation Committee also establishes policies and monitors compensation for our employees in general. While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff members. Mr. Shara (our President and Chief Executive Officer) participated in Committee deliberations regarding the compensation of other executive officers, but did not participate in deliberations regarding his own compensation. The CEO, Chief Operating Officer (COO) and Secretary assist the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the Compensation Committee, the CEO and COO participate in Committee meetings to discuss executive compensation, evaluate the performance of both the Company and individual executives, and provide pertinent financial, legal, or operational information. The Compensation Committee also has the authority to hire compensation consultants to assist it in carrying out its duties.

Consultants.    During our fiscal year ended December 31, 2017, the Compensation Committee retained the services of McLagan as its independent compensation consultants. See our Compensation Discussion and Analysis for a description of the services provided by McLagan during 2017.

During 2017, McLagan also provided benchmarking for non-executive officer pay grades, and provided guidance on the number of shares to be authorized under the Company’s 2018 Omnibus Equity Incentive Plan.

Directors Compensation

The following table sets forth certain information regarding the compensation we paid to each non-employee director of the Company during 2017. See the “Summary Compensation Table” for information regarding Mr. Shara. Messrs. Deutsch, O’Dowd and Tilton are retiring as of the Annual Meeting.

None of our non-employee directors received option awards or restricted stock units during 2017 or any compensation under any non-equity incentive plan. As described below, each non-employee director received a grant of restricted stock during 2017 for his or her service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce D. Bohuny	78,000	20,000	6,590	519	105,109
Mary Ann Deacon	133,000	20,000	9,831	519	163,350
Edward B. Deutsch	70,000	20,000	--	519	90,519
Brian Flynn	78,000	20,000	--	519	98,519
Mark J. Fredericks	67,000	20,000	8,991	519	96,510
Janeth C. Hendershot	73,000	20,000	7,718	519	101,237
Lawrence R. Inserra, Jr.	67,000	20,000	--	519	87,519
Thomas Marino	73,000	20,000	--	519	93,519
Robert E. McCracken	75,500	20,000	8,007	519	104,026
Robert B. Nicholson, III	75,500	20,000	7,795	519	103,814
Joseph P. O’Dowd	73,000	20,000	9,656	519	103,175
Stephen R. Tilton, Sr.	78,000	20,000	8,183	519	106,702

In the table above:

•

When we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2017, including annual retainer fees, Lakeland Bancorp, Inc. and Lakeland Bank committee and/or chairmanship fees and meeting fees (including for Ms. Deacon, a $60,000 retainer for serving as Chairman).

•

When we refer to amounts under “Stock Awards,” we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718 (each director was granted 1,098 shares of restricted stock on January 18, 2017, which vest in full on February 27, 2018.)

•

When we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of each director’s accumulated benefit under the defined benefit and actuarial plan from the measurement date used for preparing our 2016 year-end financial statements to the measurement date used for preparing our 2017 year-end financial statements. Our Directors’ Deferred Compensation Plan is our only defined benefit and actuarial plan in which directors participated in 2017. There were no above-market earnings on such deferred compensation in 2017.

•	“All Other Compensation” consists of $519 of cash dividends paid on unvested restricted stock for each director.

At December 31, 2017, each of the directors in the table above held the following aggregate number of option awards and restricted stock awards:

Name	Option Awards*	Stock Awards**
Bruce D. Bohuny	--	1,098
Mary Ann Deacon	--	1,098
Edward B. Deutsch	34,728	1,098
Brian Flynn	28,941	1,098
Mark J. Fredericks	--	1,098
Janeth C. Hendershot	--	1,098
Lawrence R. Inserra, Jr.	--	1,098
Thomas Marino	34,728	1,098
Robert E. McCracken	--	1,098
Robert B. Nicholson, III	--	1,098
Joseph P. O’Dowd	--	1,098
Stephen R. Tilton, Sr.	--	1,098

*	All of the option awards were fully exercisable as of December 31, 2017.

**	Each director was granted 1,098 shares of restricted stock on January 18, 2017, which vest in full on February 27, 2018.

During 2017, each non-employee director received: (i) a $40,000 per annum retainer, payable in quarterly increments of $10,000 each; (ii) $3,000 per Board meeting attended; (iii) $20,000 in restricted stock granted at the beginning of the year with a vesting period of one year; and (iv) a $2,500 annual fee for chairs of the primary committees (Compensation and Nominating and Corporate Governance) and $5,000 per year for the Audit Committee chair. No fees were paid to non-chair Board committee members for committee service.

Additionally, the Board liaisons to the Executive Loan Committee each received $5,000 annual stipends for such service, payable in amounts of $1,250 per quarter.

Directors are also reimbursed for expenses for attending seminars and conferences that relate to continuing director and governance education.

The Boards of Directors of Lakeland Bank and the Company held combined meetings in 2017 and no additional fees were paid for attending the Lakeland Bank Board meetings. Each member of Lakeland’s Board was present for 75% or more of the aggregate of the total meetings of the Board and committees on which he or she served.

The Board of Directors maintains the Directors’ Deferred Compensation Plan, which provides that any director having completed five years of service on Lakeland’s Board of Directors may retire and continue to be paid for a period of ten years at a rate ranging from $5,000 to $17,500 per annum, depending upon years of credited service. This plan is unfunded. In December 2008, the plan was amended to comply with Section 409A of the Internal Revenue Code, and to restrict further participation in the plan only to those eligible directors who became members of the Board on or before December 31, 2008. Despite serving as a director of the Company since April 2008, Mr. Shara elected not to participate in the Directors’ Deferred Compensation Plan.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Directors and Executive Officers.    The following table shows the beneficial ownership of the Company’s common stock at February 1, 2018 by (i) each of the Company’s directors and nominees, (ii) each of the Company’s named executive officers and (iii) the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Directors and Nominees
Bruce D. Bohuny (3)	51,699	0.11%
Mary Ann Deacon (4)	400,829	0.84%
Edward B. Deutsch (5)	65,939	0.14%
Brian Flynn (6)	57,262	0.12%
Mark J. Fredericks (7)	331,564	0.70%
Janeth C. Hendershot (8)	438,879	0.92%
Lawrence R. Inserra, Jr. (9)	57,560	0.12%
Thomas J. Marino (10)	55,829	0.12%
Robert E. McCracken (11)	149,169	0.31%
Robert B. Nicholson, III (12)	148,888	0.31%
Joseph P. O’Dowd (13)	69,610	0.15%
Thomas J. Shara (14)	227,609	0.48%
Stephen R. Tilton (15)	759,095	1.60%
Named Executive Officers (see above for Mr. Shara)
Thomas F. Splaine, Jr. (16)	--	--
Joseph F. Hurley (17)	10,427	0.02%
Robert A. Vandenbergh (18)	85,607	0.18%
Ronald E. Schwarz (19)	37,621	0.08%
David S. Yanagisawa (20)	25,342	0.05%
All directors and current executive officers as a group (19 persons) (21)	2,880,410	6.07%

(1)

Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by the named person if he or she has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person. Restricted shares may be voted and are included. Shares subject to restricted stock units (“RSUs”) are not outstanding, have no voting rights and are not included in the table.

(2)	A total of 47,363,146 shares of the Company’s common stock was used in calculating the percentage of the class owned, representing the outstanding shares of common stock as of

February 1, 2018. For purposes of calculating each individual’s percentage of the class owned, the number of shares underlying stock options held by that individual are also taken into account to the extent such options were exercisable at April 2, 2018 or become exercisable within 60 days of February 1, 2018.

(3)

Includes 11,771 shares held by the Bohuny Family LLC of which Mr. Bohuny is a passive member; 547 shares held by Mr. Bohuny’s wife; 1,759 shares held by Mr. Bohuny as custodian for his children; and 2,071 shares subject to restricted stock awards that have not yet vested.

(4)

Includes 18,935 shares held in the name of Ms. Deacon’s husband; 260,334 shares held in the name of the Philip Deacon Limited Partnership; 96,177 shares held by the Deacon Homes, Inc. Profit Sharing Plan of which Ms. Deacon is a trustee; and 3,044 shares subject to restricted stock awards that have not yet vested.

(5)

Includes 16,436 shares held by the Edward B. Deutsch Holding Trust; 34,728 shares issuable upon the exercise of stock options; and 1,503 shares subject to restricted stock awards that have not yet vested.

(6)	Includes 28,941 shares issuable upon the exercise of stock options to Mr. Flynn; and 2,071 shares subject to restricted stock awards that have not yet vested.

(7)

Includes 53,785 shares owned by Mr. Fredericks’ wife; 49,395 shares held by Mark J. Fredericks as Trustee for the Fredericks Fuel & Heating Service Profit Sharing Plan; 23,515 shares held by Fredericks Fuel & Heating Service of which Mark Fredericks is President; and 2,071 shares subject to restricted stock awards that have not yet vested. Includes 196,000 shares pledged as security for loan obligations.

(8)	Includes 182,530 shares that Ms. Hendershot is executor of for her father’s estate and 2,071 shares subject to restricted stock awards that have not yet vested.

(9)	Includes 2,071 shares subject to restricted stock awards granted to Mr. Inserra that have not yet vested.

(10)

Includes 11,885 shares owned jointly by Mr. Marino and his wife; 5,025 shares held in the name of Mr. Marino’s wife; 34,728 shares issuable upon the exercise of stock options; and 2,071 shares subject to restricted stock awards that have not yet vested.

(11)

Includes 34 shares owned jointly by Mr. McCracken and his wife; 4,492 shares held as custodian for his children; 74,925 shares held by REM, LLC of which Mr. McCracken is sole managing member; 10,997 shares held by Smith McCracken Funeral Home Profit Sharing Plan of which Mr. McCracken is a trustee; 14,524 shares held by the McCracken Family Trust, of which Mr. McCracken is a co-trustee; 22,870 shares held in the Shirley McCracken Irrevocable Trust, of which Mr. McCracken is a Trustee; and 2,071 shares subject to restricted stock awards that have not yet vested.

(12)	Includes 2,071 shares subject to restricted stock awards granted to Mr. Nicholson that have not yet vested.

(13)	Includes 63,431 shares owned jointly by Mr. O’Dowd and his wife; and 1,503 shares subject to restricted stock awards that have not yet vested.

(14)

Includes 211,636 shares owned jointly by Mr. Shara and his wife; 1,904 shares held as custodian for his son; and 752 shares held by a family partnership of which Mr. Shara and his wife are general partners or trustees. Excludes 73,406 shares subject to RSUs that have not yet vested. For each year during the RSUs’ three-year performance period, one-third of the RSUs will be earned if the Company has Net Income Available to Common Stockholders in an amount at least equal to the prior year’s dividends paid to common shareholders. The RSUs, to the extent earned, will vest if Mr. Shara remains employed by the Company through the date that the Compensation Committee certifies the achievement of the performance goal for the final year of the performance period. However, the RSUs, to the extent earned, will also become vested if Mr. Shara terminates employment due to (i) death, (ii) disability after having at least five years of service with the Company or the Bank, or (iii) retirement after attaining age 65 with at least five years of service. If Mr. Shara terminates employment after attaining age 55 and completing at least ten years of service, then 50% of the RSUs, to the extent earned, will vest. All performance-based RSUs which have not been forfeited will vest upon a change in control of the Company.

(15)

Includes 48,023 shares held by Mr. Tilton’s wife; 5,014 shares held by Chaumont Holdings, Inc. of which Mr. Tilton is Chairman and Chief Executive Officer; 41,443 shares held by the Tilton Securities LLC Profit Sharing Plan of which Mr. Tilton is the beneficiary; and 1,503 shares subject to restricted stock awards that have not yet vested.

(16)

Excludes 10,000 shares subject to restricted stock units, or RSUs, that have not yet vested for Mr. Splaine. 7,500 shares of RSUs will cliff vest on July 1, 2019; 1,250 shares of RSUs will vest on March 1, 2019 and the remaining 1,250 shares of RSUs will vest on March 1, 2020. These shares are all time based RSUs and are not tied to any performance based metrics.

(17)	Excludes 26,601 shares subject to restricted stock units, or RSUs, that have not vested for Mr. Hurley. See footnote (14) above for a description of these RSUs.

(18)

Includes 8,475 shares held jointly with his wife and 22,303 shares which have been allocated to Mr. Vandenbergh in the National Bank of Sussex County and Affiliated Subsidiaries Employee Stock Ownership Plan (the “ESOP”). Excludes 31,738 shares subject to RSUs that have not yet vested. See footnote (14) above for a description of these RSUs.

(19)	Excludes 20,668 shares subject to RSUs that have not yet vested for Mr. Schwarz. See footnote (14) above for a description of these RSUs.

(20)	Excludes 17,242 shares subject to RSUs that have not yet vested for Mr. Yanagisawa. See footnote (14) above for a description of these RSUs.

(21)

Includes 24,227 shares of restricted stock that have not yet vested. Excludes an aggregate of 147,451 shares subject to RSUs that have not yet vested. This group includes the shares beneficially owned by Messrs. Deutsch, O’Dowd and Tilton, who are currently directors but not standing for reelection at the Annual Meeting, and excludes Messrs. Hurley, Vandenbergh and Yanagisawa, as they are not currently executive officers.

Principal Shareholders.    The following table contains information about the beneficial ownership at December 31, 2017 by persons or groups that beneficially own 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Directors and Nominees
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,767,007 (1)	7.96%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	2,989,563 (2)	6.30%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,484,016 (3)	5.25%

(1)

Pursuant to a filing made by Wellington Management Group LLP (“Wellington Management”) and certain related entities with the Securities and Exchange Commission on February 8, 2018, Wellington Management has shared power to vote or direct the vote with respect to 2,891,639 shares and shared dispositive power with respect to 3,767,007 shares. The filing further states that the securities to which the filing relates are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management, and that those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities, although no such client is known to have the right or power with respect to more than 5% of Lakeland’s outstanding common stock.

(2)

Pursuant to a filing made by BlackRock, Inc. with the Securities and Exchange Commission on January 25, 2018, BlackRock, Inc. has sole power to vote or direct the vote with respect to 2,913,852 shares and sole dispositive power with respect to 2,989,563 shares. The filing further states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities, although no one person’s interest is more than 5% of Lakeland’s outstanding common stock.

(3)

Pursuant to a filing made by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) on February 9, 2018, Dimensional Fund Advisors has sole power to vote or direct the vote with respect to 2,341,002 shares and sole dispositive power with respect to 2,484,016 shares. The filing further states that the securities reported in the filing are owned by various investment companies, trusts and accounts (collectively, the “Funds”), and that Dimensional Fund Advisors disclaims beneficial ownership of such securities. In addition, the filing provides that the Funds have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the securities held in their respective accounts, and that to the knowledge of Dimension Fund Advisors, no one Fund has an interest in excess of 5% of Lakeland’s outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require Lakeland’s directors, executive officers and 10%

shareholders to file with the SEC certain reports regarding such persons’ ownership of Lakeland’s securities. Lakeland is required to disclose any failures to file such reports on a timely basis. Based solely upon a review of the copies of the forms or information furnished to Lakeland, Lakeland believes that during 2017, all filing requirements applicable to its directors and executive officers were satisfied on a timely basis except that (i) Thomas F. Splaine, the Company’s CFO, reported late the grant of a restricted stock unit, (ii) each of Messrs. Hurley, Matteson, Schwarz, Vandenbergh and Yanagisawa, each an executive officer of the Company, reported late on two occasions the withholding of common stock to satisfy their respective tax liability upon the vesting of previously granted restricted stock awards, and (iii) Mr. Marino, a director of the Company, reported late a purchase by his wife.

PROPOSAL 2

APPROVAL OF THE COMPANY’S 2018 OMNIBUS EQUITY INCENTIVE PLAN

2018 Omnibus Equity Incentive Plan

On March 22, 2018, the Board adopted, subject to shareholder approval, the Lakeland Bancorp, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). If approved by shareholders, the 2018 Plan will succeed the Company’s 2009 Equity Compensation Program (the “2009 Plan”), which will expire on February 11, 2019, and enable the Company to continue to use equity and equity-based awards to incentivize officers, employees and directors to promote the success and growth of the Company. If the 2018 Plan is approved, no new awards will be granted under the 2009 Plan.

If shareholders approve this proposal, the 2018 Plan will:

•

Authorize the Company to issue up to 2,000,000 shares of our common stock under the 2018 Plan, which includes approximately 1,109,000 shares of common stock currently available for issuance under the 2009 Plan but not used.

•

Allow for awards of options (both incentive stock options (ISOs) and nonqualified stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), other stock-based awards and cash based awards.

•	Allow all of the authorized number of shares available to be granted as ISOs.

•	Limit annual awards to each non-employee director under the 2018 Plan to $150,000 in grant date fair value.

The Board believes the 2018 Plan is in the best interest of shareholders and recommends that shareholders approve the 2018 Plan. The 2018 Plan will enable the Company to continue to properly motivate officers, employees and directors through equity-based incentives. Although there are approximately 1,109,000 shares of common stock available for awards under the 2009 Plan, the 2009 Plan will expire on February 11, 2019, and without implementation of a replacement equity plan, the Company will be unable to make new grants of equity-based awards and lose a critical tool for recruiting, retaining and motivating key personnel. Without the new 2018 Plan, the Company will be at a competitive disadvantage in attracting and retaining talent.

We anticipate that the proposed share pool for new grants under the 2018 Plan, if shareholders approve this proposal, will enable the Company to make awards under the 2018 Plan for approximately five or six years. Based on an analysis by McLagan, an Aon Hewitt company, an independent outside compensation consultant retained by the Compensation Committee of the Board, the Board believes that the possible dilutive impact of the proposed share pool (approximately 4.0%) is reasonable.

The Board also believes the following features of the 2018 Plan will protect the interests of our shareholders:

•

Limits on authorized shares — no evergreen provision.    The maximum number of shares available for grants of stock options and other stock awards will be 2,000,000, including approximately 1,109,000 shares of common stock currently available for issuance under the 2009 Plan but not used. The 2018 Plan does not have an “evergreen” feature.

•	Limits on terms of stock options. The maximum term of each stock option and SAR that can be granted under the 2018 Plan is ten years.

•

Limits on share counting.    Shares surrendered or withheld for the payment of the exercise price or taxes under stock options or SARs and shares surrendered or withheld for the payment of taxes on other awards may not again be made available for issuance under the 2018 Plan.

•	No stock option repricing. The 2018 Plan prohibits the repricing of “underwater” options and SARs.

•	No discounted stock option grants. The 2018 Plan prohibits granting stock options or SARs with an exercise price less than the fair market value of common stock on the date of grant.

The Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Questions and Answers About the 2018 Plan

This summary is qualified by reference to the complete text of the 2018 Plan, which can be found in Appendix A on page A-1 to this proxy statement.

Who can participate in the 2018 Plan?

All officers, employees and non-employee directors of, and consultants and advisors to, the Company and its subsidiaries are eligible to participate in the 2018 Plan.

Who administers the 2018 Plan?

The 2018 Plan is administered by the Compensation Committee of the Board. The Compensation Committee is authorized to grant awards under the 2018 Plan and to determine the terms and conditions of each award, prescribe, amend and rescind rules and regulations relating to the 2018 Plan, and amend the terms of awards in any manner not inconsistent with the 2018 Plan, including accelerating the vesting of any award (provided that no amendment may reduce or reprice the exercise price of outstanding options or SARs). The Compensation Committee has the authority to make any determination or take any action that it deems necessary or desirable to administer the 2018 Plan, and also has the sole discretion to interpret the 2018 Plan and all award agreements. The Compensation Committee is permitted to delegate to officers and employees authority to grant options and other awards to employees (other than themselves), subject to applicable law and restrictions in the 2018 Plan.

How many shares are available for 2018 Plan awards?

If this proposal is approved, a total of 2,000,000 shares of common stock will be authorized for issuance under the 2018 Plan, including approximately 1,109,000 shares of common stock currently available for issuance under the 2009 Plan but not used. Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares.

•	WHAT REDUCES THE SHARE POOL. Awards settled in shares, including shares issued upon exercise of stock options or SARs, and dividend equivalents denominated in shares.

•

WHICH SHARES CAN RETURN TO THE SHARE POOL.    Shares covered by an award that is terminated or forfeited because payout conditions are not met, or which is canceled or expires without exercise, as well as shares that were subject to an option or stock-settled SAR that were not issued upon its settlement.

•	WHICH SHARES CANNOT BE RETURNED TO THE SHARE POOL. Shares surrendered to pay the exercise price for stock options or SARs, and shares withheld to pay withholding taxes on any award.

•	WHAT DOES NOT REDUCE THE SHARE POOL. Awards made upon the assumption of or in substitution for outstanding grants made by a company that we acquire and awards settled in cash.

The last sales price of the common stock, no par value, on March 29, 2018 was $19.85 per share, as reported on NASDAQ.

What kind of awards can the Compensation Committee grant under the 2018 Plan?

STOCK OPTIONS.    Options granted under the 2018 Plan may be either ISOs or nonqualified stock options. The Compensation Committee will determine the exercise price of options granted under the 2018 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant. The maximum term for stock options is ten years. The Compensation Committee will establish the vesting schedule and other terms and conditions of options. The Compensation Committee has the authority to determine the extent to which a holder of a stock option may exercise the option following termination of service with us. Unless otherwise determined by the Compensation Committee, no stock option will provide for vesting or exercise earlier than one year after the date of grant.

No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee has authority, in its discretion, to permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will be restricted stock subject to vesting requirements analogous to those that applied to the option before exercise.

Generally, the exercise price of an option is payable (a) in cash or by certified bank check, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) such other method as approved by the Compensation Committee and set forth in an award agreement. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

STOCK APPRECIATION RIGHTS (SARs).    SARs may be granted independent of or in connection with an option. The Compensation Committee is authorized to determine the terms applicable to SARs. Unless otherwise determined by the Compensation Committee, no SAR will provide for vesting or exercise earlier than one year after the date of grant. The base price of a SAR will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock on the date of grant. The maximum term of any SAR granted under the 2018 Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of (i) the fair market value on the exercise date of one share of our common stock over the base price, multiplied by (ii) the number of shares of our common stock as to which the SAR is exercised. Payment may be made in shares of our common stock, in cash, or partly in shares of our common stock and partly in cash, as determined by the Compensation Committee.

RESTRICTED STOCK AND RSUs.    The Compensation Committee is authorized to award restricted common stock and/or restricted stock units under the 2018 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of such conditions as may be specified by the Compensation Committee. The Compensation Committee is authorized to determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance-based conditions. Dividends with respect to restricted stock will either be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts with respect to RSUs will either be paid to the holder of the units as and when dividends are paid to stockholders or at the time that the RSUs vest, as determined by the Compensation Committee.

PERFORMANCE SHARES AND PERFORMANCE UNITS.    The Compensation Committee is authorized to award performance shares and/or performance units under the 2018 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee has the authority to determine the restrictions and conditions applicable to each award of performance shares and performance units.

INCENTIVE BONUS AWARDS.    The Compensation Committee is authorized to award incentive bonus awards payable in cash or shares of our common stock, on terms and conditions determined by the Compensation Committee.

OTHER STOCK-BASED AND CASH-BASED AWARDS.    The Compensation Committee may grant other stock-based and/or cash-based awards that are valued by reference to or denominated or payable in shares of our common stock, under such terms as it determines, including the grant or offer for sale of shares of our common stock that do not have vesting requirements.

In addition to the foregoing, the Compensation Committee will determine (1) whether an award includes dividends or dividend equivalents (other than stock options or SARs); (2) what happens if a participant terminates employment; and (3) whether shares of common stock issuable under an award are subject to additional restrictions. Awards generally are not transferable. However, the Compensation Committee is authorized to permit the holder of nonqualified stock options, as well as share-settled stock appreciation rights, restricted stock, performance shares or other share-settled stock based awards, to transfer the option, right or other award to immediate family members, to a trust for estate planning purposes, or by gift to charitable institutions.

Are there any special Change in Control rules?

Under the 2018 Plan, and consistent with the 2009 Plan, all awards that are outstanding as of a “Change in Control Event” (as defined by the 2018 Plan) will become fully exercisable and/or fully vested upon the occurrence of the Change in Control Event.

Are 2018 Plan awards subject to a clawback policy?

Plan awards are subject to the Company’s clawback policy (see “Clawback Policies” in the Compensation Discussion and Analysis section of this proxy statement).

Are there any limits on the number of shares that may be awarded to Non-employee Directors?

The 2018 Plan limits the grant date fair value of awards that can be granted annually to any director to $150,000.

What adjustments can the Compensation Committee make under the 2018 Plan?

ANTI-DILUTION ADJUSTMENTS.    In the event of certain corporate transactions affecting the Company’s outstanding common stock — such as a dividend, recapitalization, stock split, merger, consolidation, split-up, spin-off, or exchange of shares — the Compensation Committee will make adjustments as it deems appropriate to prevent dilution or enlargement of 2018 Plan benefits. This could include changes to the number and type of shares to be issued under the 2018 Plan and outstanding awards, the exercise price of outstanding awards, and 2018 Plan limits on the number of shares that can be the subject of awards to non-employee directors for a year.

PERFORMANCE CRITERIA ADJUSTMENTS.    The Compensation Committee may adjust performance award criteria in recognition of unusual or infrequently recurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles.

What’s the duration of the 2018 Plan?

If this proposal is approved, the 2018 Plan will expire on March 22, 2028, such that no award may be granted under the 2018 Plan after that date.

How can the 2018 Plan or awards be amended?

AMENDMENTS TO THE 2018 PLAN.    The Board may amend, suspend or terminate the 2018 Plan, but will seek shareholder approval of any amendment that would:

•	Increase the number of authorized shares under the 2018 Plan (except in connection with anti-dilution adjustments as discussed above);

•	Permit underwater stock options or SARs to be repriced, replaced or exchanged; or

•	Otherwise be considered a material amendment requiring shareholder approval under NASDAQ rules.

AMENDMENTS TO AWARDS.    The Compensation Committee may waive award conditions or amend or terminate awards, but may not adversely affect the rights of the award holder without his or her consent.

Other Information About the 2018 Plan

Summary of U.S. Federal Income Tax Consequences

The following summary of tax consequences to the Company and to 2018 Plan participants is intended to be used solely by shareholders in considering how to vote on this proposal and not as tax guidance to participants in the 2018 Plan. It relates only to federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2018 Plan. In addition, this summary is as of the date of this proxy statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2018 Plan.

STOCK OPTIONS AND SARs.    The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss.

OTHER AWARDS.    Other awards under the 2018 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards.

COMPANY DEDUCTION.    Except as discussed below, the Company is generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, SARs or other awards, but not for amounts the participant recognizes as capital gain. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods. However, Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, generally limits the deductibility of compensation paid by a publicly-held company to a “covered employee” for a taxable year to $1 million. A “covered employee” includes our Chief Executive Officer, Chief Financial Officer and our next three highest compensated named executive officers. An exception to this deduction limit under Section 162(m) of the Code for certain “performance-based compensation” was repealed effective for taxable years beginning after December 31, 2017.

2018 Plan Benefits

NEW 2018 PLAN BENEFITS.    Awards granted under the 2018 Plan are within the discretion of the Compensation Committee. As the Compensation Committee has not determined future awards or who might receive them, the benefits that will be provided under the 2018 Plan are not currently determinable.

EXISTING 2009 PLAN BENEFITS.    The following table contains information with respect to options and other awards previously granted under the 2009 Plan as of December 31, 2017.

Name & Principal Position	# of Shares Covered by Awards
Thomas J. Shara, President and CEO	173,063
Thomas F. Splaine, Jr., EVP and CFO	10,000
Joseph F. Hurley, Former EVP and CFO	69,328
Robert A. Vandenbergh, Former Sr. EVP and COO	89,534
Ronald E. Schwarz, Sr. EVP and COO	50,877
David S. Yanagisawa, EVP and Senior Loan Officer	47,713
All current executive officers as a group	307,791
All current employees as a group (excluding executive officers)	589,312
All current directors who are not executive officers as a group	118,568

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 70,000,000 TO 100,000,000 AND THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 71,000,000 TO 101,000,000.

Lakeland’s Board has approved, subject to shareholder approval, an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) in order to increase the number of authorized shares of common stock of the Company from 70,000,000 to 100,000,000 and increase the total number of authorized shares of capital stock of the Company from 71,000,000 to 101,000,000 (such increases, collectively, the “Share Increase”). Lakeland’s Board of Directors unanimously has approved the proposed Amendment, and believes such action to be in the best interests of Lakeland and its shareholders for the reasons set forth below. The complete text of the proposed Amendment to the Company’s Restated Certificate of Incorporation providing for the Share Increase is set forth in Appendix B on page B-1 to this proxy statement.

Reasons for the Increase

The Board believes that it is desirable to have sufficient authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes, including, among other things, stock splits, stock dividends, redemptions and exchanges and equity compensation awards under the Company’s equity compensation plan. The Board believes that having such authorized shares of common stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued at the discretion of Lakeland’s Board of Directors, and for such consideration as determined by Lakeland’s Board of Directors, without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable laws or regulations or the rules of the NASDAQ Global Select Market. Although such issuance of additional shares with respect to future financings, acquisitions and other general corporate purposes would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

•	The ability to issue equity compensation awards under the Company’s equity compensation plan.

The disadvantages include:

•

The issuance of authorized but unissued capital stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•

Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing shareholders of the Company.

•

The shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

The Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of common stock to be authorized by the proposed Amendment to the Restated Certificate. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of the Company and its shareholders.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders.

If the Company’s shareholders do not approve the Amendment, then the Company will be limited in its ability to use shares of common stock for financing, acquisitions or other general corporate purposes. Lakeland’s existing Restated Certificate authorizes the issuance of 71,000,000 shares of capital stock, divided into 70,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of December 31, 2017, there were 47,353,864 shares of common stock and no shares of preferred stock issued and outstanding. As of such date, there were 1,266,067 shares of common stock reserved for issuance pursuant to Lakeland’s equity compensation plans.

If the Amendment to the Restated Certificate is adopted, it will become effective upon its filing with the Department of the Treasury of the State of New Jersey. It is anticipated that such filing will be made as soon as practicable following approval of this Proposal 3.

Approval Required

This proposal will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the outcome of the voting.

The Board of Directors recommends a vote “FOR” Proposal 3.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and reward performance in a manner that maximizes our corporate performance while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of our Company. We seek to align individual executives’ performance and their long-term interests with our long-term strategic business objectives and shareholder value. We believe that the executive compensation program that we provide fulfills these objectives and motivates key executives to remain with Lakeland for productive careers.

Our compensation philosophy is determined by our Board of Directors based upon the recommendations of the Compensation Committee, which is comprised solely of independent directors. The Compensation Committee annually reviews our mix of short-term versus long-term incentives and seeks a reasonable balance of those incentives. The guiding principle of our compensation philosophy is that the compensation of our executive officers should be based primarily on the financial and strategic performance of Lakeland, and partially on individual performance. While this “pay-for-performance” philosophy requires the Compensation Committee to first consider Lakeland’s profitability, the Committee does not intend to reward unnecessary or excessive risk taking. These principles are reflected in the specific elements of our compensation program, particularly our annual and long-term incentive programs, as described below.

Role of the Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors. The Compensation Committee completed the following actions relative to 2017 executive compensation:

•	Reviewed and approved base salary increases

•	Reviewed and approved the 2017 Executive Incentive Plan

•	Reviewed and approved cash incentive payments for NEOs for 2017 performance

•	Reviewed and approved equity awards granted in 2017 to NEOs for 2016 performance

•	Reviewed the compensation peer group

•	Reviewed contractual arrangements for NEOs

•	Reviewed stock ownership requirements of NEOs

•	Reviewed the Company’s compensation philosophy

•	Reviewed and approved equity awards granted in 2018 to NEOs for 2017 performance

Role and Relationship of the Compensation Consultant

As permitted by the Compensation Committee charter, the Committee periodically engages an independent outside compensation consultant to advise the Committee on executive compensation matters. In 2017, the Committee retained McLagan, an Aon Hewitt company, to provide independent executive compensation advice and market compensation information. Pursuant to the terms of its retention, McLagan reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan.

During 2017, McLagan assisted the Compensation Committee with the following:

•	Advised the Committee on changes in industry compensation practices and provided insight on emerging regulations

•	Reviewed the competitiveness of the Company’s current pay levels and practices for executive officers as compared to that of the customized peer group

•	Assisted the Committee in its review and audit of 2017 performance plan calculations

•

Assisted the Committee in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this CD&A and associated tables and disclosures included herein by reference

The Committee evaluated McLagan’s analysis and recommendations alongside other factors when making compensation decisions affecting our 2017 executive compensation program and when submitting its own recommendations to the Board on these matters.

In 2017, the Committee reviewed its relationship with McLagan. Considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, the Committee determined that it is not aware of any conflict of interest that has been raised by the work performed by McLagan. In addition, the Committee has assessed the independence of McLagan, as required under NASDAQ listing rules.

Role of Management

The CEO and COO assist the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the Compensation Committee, the CEO and COO participate in Committee meetings to discuss executive compensation, evaluate the performance of both the Company and individual executives, and provide pertinent financial, legal, or operational information. The CEO and COO provide their insights and suggestions regarding compensation, but only Compensation Committee members vote on executive compensation decisions and other Company compensation matters under their purview for recommendation to the Board of Directors.

In 2017, the CEO and COO made recommendations to the Committee regarding base salaries, incentive goals, and equity awards for executives other than themselves. The Committee retained discretion to approve or modify recommendations prior to approval or, in the case of equity awards, prior to presentation before the Board of Directors for ratification. The Committee discussed the CEO’s and COO’s recommendations with them but made final deliberations and recommendations to the Board.

Competitive Benchmarking and Peer Groups

The Compensation Committee believes that it is important to review compensation in the context of Lakeland’s corporate performance and the compensation offered by its peers in the market,

which it considers to include companies of similar size, markets, and products. In 2016, the Compensation Committee undertook a complete review of executive compensation for each of the NEOs, which was utilized in establishing 2017 compensation amounts and program design features.

The Committee considered financial institutions meeting the following criteria as of December 31, 2015 in determining its peers for the 2016 study:

•	Total assets between $2.5 billion and $9 billion

•	Located in Connecticut, Delaware, Maryland, New Jersey, New York, or Pennsylvania

•	Positive ROAA

•	More than 10 branches

•	Commercial loans representing between 40% and 90% of total loans

The companies included in the 2016 peer group are:

Peer	State	Ticker	Peer	State	Ticker
Beneficial Bancorp	PA	BNCL	Northfield Bancorp	NJ	NFBK
Bridge Bancorp	NY	BDGE	OceanFirst Financial Corp.	NJ	OCFC
Bryn Mawr Bank Corp	PA	BMTC	Peapack-Gladstone Financial	NJ	PGC
ConnectOne Bancorp	NJ	CNOB	Provident Financial Services	NJ	PFS
Financial Institutions	NY	FISI	S&T Bancorp Inc.	PA	STBA
First Commonwealth Fin	PA	FCF	Sandy Spring Bancorp Inc.	MD	SASR
First Connecticut Bancorp	CT	FBNK	Tompkins Financial Corp.	NY	TMP
First of Long Island Corp	NY	FLIC	United Financial Bancorp	CT	UBNK
Flushing Financial Corp	NY	FFIC	Univest Corp. of Pennsylvania	PA	UVSP
Kearny Financial Corp	NJ	KRNY	WSFS Financial Corp.	DE	WSFS
NBT Bancorp	NY	NBTB

Performance Comparison to Market

Lakeland performed well in 2017 compared to our peer group. The table below illustrates that our performance was generally better than the median of the peer group in 2017 on key banking industry performance measures.

Performance Measure	LBAI	Peer Group Median	LBAI to Peers (Percentile Rank)
Total Assets ($000)	5,406,639	5,416,006	50%
Net Income ($000)	52,580	35,491	67%
Core ROAA (%)[1]	1.00	0.87	85%
Net Interest Margin (%)	3.38	3.32	53%
Non-Performing Assets / Total Assets (%)[2]	0.27	0.36	74%

[1]	Core ROAA for Lakeland excludes non-routine transactions, consisting of gain on sale of investment securities and associated debt prepayment charges.
[2]	NPA calculation excludes restructured loans

The following five-year Total Shareholder Return (“TSR”) Comparison graph indicates that our strong performance on the key operating metrics described above has translated into a strong return for our shareholders over the last five years, particularly in 2016 and 2017. We continue to emphasize equity compensation as a means of aligning the interests of our named executive officers with those of our shareholders. Approximately 25% of our long-term incentive plan continues to be based on Total Shareholder Return.

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing the Company’s compensation programs as well as the compensation determinations relating to our named executive officers, or NEOs. For 2017, our NEOs were:

Name	Title
Thomas J. Shara	President and Chief Executive Officer of Lakeland and Lakeland Bank

Thomas F. Splaine, Jr.	Executive Vice President and Chief Financial Officer of Lakeland and Lakeland Bank

Joseph F. Hurley*	Former Executive Vice President and Chief Financial Officer of Lakeland and Lakeland Bank

Robert A. Vandenbergh**	Former Senior Executive Vice President and Chief Operating Officer of Lakeland and Regional President of Lakeland Bank

Ronald E. Schwarz	Senior Executive Vice President and Chief Operating Officer of Lakeland and Lakeland Bank

David S. Yanagisawa***	Executive Vice President and Senior Loan Officer (Former Executive Vice President and Chief Lending Officer) of Lakeland and Lakeland Bank

*	Mr. Hurley served as Executive Vice President through July 2017, when he retired. He also served as Chief Financial Officer until March 15, 2017. Mr. Splaine joined Lakeland on May 31,

2016 as First Senior Vice President and Chief Accounting Officer of the Company and the Bank, and has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 15, 2017, when he became a NEO.

**	Mr. Vandenbergh became a part-time employee effective January 1, 2018.

***

Mr. Yanagisawa transitioned from Chief Lending Officer to EVP, Senior Loan Officer on January 1, 2018 in connection with the Company’s long-standing succession plan, at which time John Rath was promoted to EVP and Chief Lending Officer.

This discussion should be read together with the compensation tables for our NEOs, which can be found following this discussion.

Executive Summary

Financial and Strategic Highlights

Lakeland completed another successful year in 2017. Our net income for the year was at a record level, and our loans increased 7.3% from December 31, 2016 to December 31, 2017.

Our 2017 financial highlights include:

•	Net income for the year ended December 31, 2017 was $52.6 million, or $1.09 per diluted share, compared to $41.5 million, or $0.95 per diluted share, for 2016.

•	At December 31, 2017, loans totaled $4.2 billion, an increase of $282.8 million, or 7.3%, from December 31, 2016.

•	Total shareholder return, or TSR, for the year ended December 31, 2017 was at the 66th percentile of our peer group.

•	Our return on assets, return on equity and efficiency ratio all improved from 2016 levels.

•	We maintained and improved our strong capital position.

•	Our ratio of non-performing assets to total assets decreased from 0.42% in 2016 to 0.27% in 2017.

•

Due to margin compression in the industry, the Company’s net interest margin was 3.38% for 2017, compared to 3.41% for 2016. However, we maintained higher margins than our peers, achieving a 53rd percentile ranking compared to our peer group. See “Competitive Benchmarking and Peer Groups” below for a listing of our peers.

Key NEO Compensation Decisions

Our compensation decisions for 2017 reflected our strong performance during the years 2016 and 2017. Our annual and long-term incentive plans are designed to bring award opportunities more in line with market practice while enhancing the link between compensation and corporate, as well as individual, performance.

•

Salaries: In recognition of our solid performance in 2016 and general market movement in executive compensation, base salaries increased between 1.4% and 10.0% for 2017 for all NEOs except for Mr. Splaine, who received a 31.9% increase in connection with his promotion to Executive Vice President and Chief Financial Officer.

•

Cash Incentives: The Company performed above targeted performance levels in 2017 and achieved its performance triggers relating to asset quality and capital levels. In addition, our NEOs achieved a majority of their individual goals at or above target performance level. As a result, cash incentive payouts under our 2017 Annual Incentive Plan were above target for each of our NEOs, ranging from 121% to 132% of target.

•

Long-Term Incentives for 2016 performance: We granted restricted stock units to our NEOs in February 2017 based on Company and individual performance in 2016. Fifty percent of the total award opportunity was determined based on a formulaic assessment of corporate performance, while the remaining 50% of the award opportunity was determined based on the Committee’s subjective assessment of corporate and individual performance. As a result of these considerations, restricted stock unit awards for 2016 were made at 142% of target.

•

Long-Term Incentives for 2017 performance: We granted restricted stock units to our NEOs in February 2018 based on Company and individual performance in 2017. Fifty percent of the total award opportunity was determined based on a formulaic assessment of corporate performance, while the remaining 50% of the award opportunity was determined based on the Committee’s subjective assessment of corporate and individual performance. As a result of these considerations, restricted stock unit awards for 2017 were made at 141% of target.

Say on Pay Vote

The Compensation Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations, and makes changes as appropriate. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to permit a separate non-binding shareholder vote to approve the compensation of its executives. The Company held this advisory “say-on-pay” vote at the 2017 annual meeting of shareholders. Shareholders overwhelmingly approved the compensation of the executives, with 97.5% of shareholder votes cast in favor of the say-on-pay proposal.

The Company considered the number of votes cast in favor of the 2017 say-on-pay proposal to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.

At the 2018 Annual Meeting, shareholders will be entitled to vote on a say-on-pay proposal and a say-on-frequency proposal. See Proposals 4 and 5.

Discussion of Executive Compensation Components

The following table outlines the major elements of 2017 total compensation for our executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/ Performance Based	Short/Long- Term
Base Salary	Helps attract and retain executives through periodic payments of market-competitive base pay	Based on individual performance, experience, and scope of responsibility. Used to establish cash and equity incentive award opportunities.	Fixed	Short-Term
Cash Incentives	Encourages achievement of financial performance metrics that create near-term shareholder value

Quantitatively ties the executive’s compensation directly to factors that are judged important to the success of the Company and within each executive’s own sphere of influence.

The majority of incentives are based on a Company profitability goal and three profitability goals relative to peers, while a portion of the incentives is tied to individual goals.

Incentives for all executives are conditioned on additional performance triggers that help ensure Company remains positioned to perform over the long-term.

			Performance Based	Short-Term
Long-Term Incentive Awards	Aligns long-term interests of executives and shareholders while creating a retention incentive through multi-year vesting

The number of shares awarded is determined based partially on the achievement of predefined Company performance objectives and partially on the Board’s subjective evaluation of performance.

The resulting awards are designed to maintain a link to the long-term interests of shareholders and emphasize long-term demonstrated financial performance through a tie to the Company’s stock price and dividend payments.

			Performance Based	Long-Term
Supplemental Executive Retirement Plan	Provides market-competitive income security into retirement while creating a retention incentive through multi-year vesting	--	Fixed	Long-Term
Other Compensation	Dividends on restricted stock and dividend equivalents on restricted stock units, limited perquisites and health and welfare benefits on the same basis as other employees	Dividends on restricted stock and dividend equivalents on restricted stock units further enhance the executive’s link to shareholders by ensuring they share in the distribution of income generated from ongoing financial performance.	Fixed & Performance Based	Short-Term & Long-Term

Base Salary

We believe that a key objective of our salary process is to maintain reasonable “fixed” compensation costs, while taking into account the performance of our executive officers. In determining salary levels for our NEOs, the Compensation Committee reviews salary levels at our peer organizations, but always bases final determinations on the qualifications, experience and performance of the individual executives and value of the position to the organization.

After reviewing certain market salary information provided by McLagan and noting the performance of the Company and individual executives, the Committee determined to increase base salaries by between 1.4% and 10.0% for 2017 for all NEOs except for Mr. Splaine, who received a 31.9% increase in connection with his promotion to Executive Vice President and Chief Financial Officer.

Name	Title	2016 Salary	2017 Salary	% Change
Thomas J. Shara	President and CEO	670,000	737,000	10.0%
Thomas F. Splaine, Jr.	EVP and CFO	235,000	310,000	31.9%
Joseph F. Hurley	Former EVP and CFO	311,300	321,300	3.2%
Robert A. Vandenbergh	Former Sr. EVP and COO	371,000	375,000	1.4%
Ronald E. Schwarz	Sr. EVP and COO	310,000	340,000	9.7%
David S. Yanagisawa	EVP and Senior Loan Officer (Former EVP and Chief Lending Officer)	261,100	270,239	3.5%

2017 Incentive Compensation Program

Our 2017 incentive compensation program for our NEOs consisted of two distinct parts, which we call our 2017 Annual Incentive Plan and our 2017 Long-Term Incentive Plan.

2017 Annual Incentive Plan

Our 2017 Annual Incentive Plan, or AIP, is designed to motivate executives to attain superior annual performance in key areas that we believe create long-term value to Lakeland and its shareholders. Awards under the plan were payable in cash, and were contingent on performance in the following areas:

•	Corporate financial performance relative to budgeted amounts;

•	Corporate financial performance relative to peers; and

•	Individual performance relative to pre-established goals.

2017 AIP Award Opportunities

The table below shows the cash incentive award opportunities for each NEO as a percentage of his base salary, as well as the weightings on the various performance objectives used to calculate awards.

	Cash Incentive Award Opportunity as % of Salary			Goal Weighting
Name	Threshold	Target	Maximum	Corporate (Absolute)	Corporate (Peer)	Individual
Thomas J. Shara	14.0%	28.0%	42.0%	60%	30%	10%
Thomas F. Splaine, Jr.	16.2%	32.4%	48.6%	60%	30%	10%
Joseph F. Hurley	16.2%	32.4%	48.6%	60%	30%	10%
Robert A. Vandenbergh	16.2%	32.4%	48.6%	60%	30%	10%
Ronald E. Schwarz	16.2%	32.4%	48.6%	60%	30%	10%
David S. Yanagisawa	16.0%	32.0%	48.0%	55%	10%	35%

2017 AIP Corporate Performance Objectives

The following table depicts our 2017 corporate performance objectives and performance results for each of the measures selected by the Committee.

Annual Performance Goals	Threshold	Target	Max	Actual
Corporate Goal
Pre-Tax Net Income ($M)	$62,900	$74,000	$85,100	$80,049
Peer Group Comparison-Percentile Ranking
Net Interest Margin (1/3 of Peer Group Goals)	35%	50%	75%	53%
Efficiency Ratio (1/3 of Peer Group Goals)	35%	50%	75%	88%
Core ROAA[3] (1/3 of Peer Group Goals)	35%	50%	75%	85%

For any of the performance measures shown above, performance below threshold will result in no award payout for that measure, while payouts for any one measure and the plan as a whole are capped at maximum performance level.

In addition to the performance goals listed in the previous tables, the following performance triggers needed to be met as of December 31, 2017 in order for any incentive payments to be made under the plan:

Capital Trigger	Must Exceed	Actual
Leverage Ratio	5.00%	9.12%
Tier 1 Capital Ratio	6.00%	10.87%
Total Risk-Based Capital Ratio	10.00%	13.40%
Asset Quality Trigger	Must Not Exceed	Actual
Non-Performing Assets/Total Assets[4]	2.00%	0.27%

[3]

Core Return on Average Assets is calculated for Lakeland and peers using a standard definition from S&P Market Intelligence, which excludes from the calculation the after-tax impact of extraordinary one-time items, income attributable to controlling interests, securities gain and losses, nonrecurring revenues and expenses, and intangibles and goodwill. Core ROAA for Lakeland excludes non-routine transactions, consisting of gain on sale of investment securities and associated debt prepayment charges.

[4]	NPA calculation excludes restructured loans.

Each of the performance triggers listed above was satisfied as of December 31, 2017.

2017 AIP Individual Performance Objectives

Each of our NEOs had three to five individual performance objectives that impacted the calculation of their annual incentive awards for 2017. The Compensation Committee considered strategic leadership roles, each executive’s scope of responsibility and significant upcoming corporate or line of business initiatives in establishing specific performance criteria for each of the NEOs. Examples of these performance criteria include work in connection with loan and deposit growth, investor relations activities, and cost savings targets. In early 2018, the Committee subjectively evaluated each NEO’s achievements regarding their unique performance criteria and assigned each performance measure a score on a range from threshold of 85 to maximum of 115. Target achievement received a score of 100. The individual performance score was one of the components considered in calculating the amount of each NEO’s award. Goals were weighted as previously described.

The average individual performance scores for each of our NEOs were as follows:

Name	Avg. Performance Score
Thomas J. Shara	115
Thomas F. Splaine, Jr.	102
Joseph F. Hurley	102
Robert A. Vandenbergh	102
Ronald E. Schwarz	102
David S. Yanagisawa	102

2017 AIP Awards

In November 2017, the Compensation Committee determined the degree to which our financial performance goals were achieved during 2017. The CEO (or the Compensation Committee, in the case of the CEO) then determined the degree to which the individual performance goals were achieved during 2017 for each executive.

The following cash payments under the 2017 AIP were made upon approval by the Compensation Committee:

Name	2017 AIP Award	AIP Award as % of Target
Thomas J. Shara	$272,289	132%
Thomas F. Splaine, Jr.	128,271	128%
Joseph F. Hurley*	77,552	128%
Robert A. Vandenbergh	155,166	128%
Ronald E. Schwarz	140,684	128%
David S. Yanagisawa	104,509	121%

* Mr. Hurley’s AIP award for 2017 was pro-rated based on his retirement on July 31. 2017.

2016 Long-Term Incentive Plan (LTIP) Awards Granted in 2017

2016 LTIP Opportunities

Each of our NEOs, with the exception of Mr. Splaine, who was not eligible for the 2016 LTIP, had the opportunity to earn long-term incentive compensation based on 2016 performance under the 2016 Long-Term Incentive Plan. All awards earned were payable in restricted stock units, or RSUs. Note that, due to SEC reporting rules, the amount of any restricted stock units granted in 2017 based on 2016 performance is reported in the Summary Compensation Table as 2017 compensation.

The following table shows the LTIP opportunity for our NEOs, as well as the weightings on the formulaic and discretionary evaluations used to calculate the awards.

		2016 Long-Term Incentive Award Opportunity as % of Salary			Goal Weighting
Name	2016 Salary	Threshold	Target	Maximum	Corporate	Discretion
Thomas J. Shara	670,000	22.75%	45.50%	68.25%	50%	50%
Joseph F. Hurley	311,300	17.88%	35.75%	53.63%	50%	50%
Robert A. Vandenbergh	371,000	17.88%	35.75%	53.63%	50%	50%
Ronald E. Schwarz	310,000	17.88%	35.75%	53.63%	50%	50%
David S. Yanagisawa	259,735	13.75%	27.50%	41.25%	50%	50%

2016 LTIP Performance Objectives

The table below depicts our 2016 performance objectives and performance results for the two measures utilized in the 2016 LTIP:

Long-Term Performance Goals	Threshold	Target	Max	Actual
Corporate Goals
Reported ROAA (%)	0.77	0.91	1.05	0.96
1-Year Relative TSR (Peer Percentile Ranking)	35%	50%	75%	99%

Based on the results shown above, our ROAA performance resulted in an award above target for that portion of the plan, while our one-year TSR compared to our peers was above the maximum performance level of the 75th percentile and resulted in the maximum payout.

2016 LTIP Discretionary Performance Evaluation

As described above, 50% of the total award opportunity for our NEOs is determined through the Compensation Committee’s discretionary assessment of corporate and individual performance in the preceding year. In determining the discretionary awards for 2016, the Committee took into consideration Lakeland’s solid overall financial performance in 2016.

After considering all relevant factors, the Committee determined to award each of our NEOs the maximum number of restricted stock units available to him under the discretionary portion of the LTIP as a reflection of Lakeland’s and our NEOs’ strong performance in 2016.

2016 Equity Awards

The following restricted stock unit awards (RSUs) were granted on February 22, 2017 upon approval by the Compensation Committee:

	Corporate Performance Award		Discretionary Award		Cumulative Award
Name	# of RSUs	Grant Date Fair Value	# of RSUs	Grant Date Fair Value	Total Grant Date Fair Value	Total Grant Date Value as % of Target Award
Thomas J. Shara	10,224	$204,489	11,432	$228,638	$433,127	142%
Joseph Hurley	3,732	$74,652	4,173	$83,467	$158,119	142%
Robert Vandenbergh	4,448	$88,969	4,974	$99,474	$188,443	142%
Ronald E. Schwarz	3,716	$74,340	4,156	$83,119	$157,459	142%
David S. Yanagisawa	2,408	$48,164	2,692	$53,852	$102,016	142%

The restricted stock units granted to each NEO will vest 100% on the third anniversary of the grant date, provided that Lakeland has achieved pre-established performance metrics over a three year period and the executive remains employed by the Company. The RSUs, to the extent earned, will also become vested if the NEO terminates employment due to (i) death, (ii) disability after having at least five years of service with the Company or the Bank, or (iii) retirement after attaining age 65 with at least five years of service. If the NEO terminates employment after attaining age 55 and completing at least ten years of service, then 50% of the RSUs, to the extent earned, will vest. All performance-based RSUs which have not been forfeited will vest upon a change in control of the Company.

2017 Long-Term Incentive Plan Opportunities

As mentioned above, we also maintained our 2017 Long-Term Incentive Plan (LTIP) for awards granted in early 2018 based on 2017 performance. The purposes of the LTIP are: 1) to provide award opportunities to our executives that are near market-competitive levels; and 2) to align the receipt of equity incentive awards with the performance of the Company. The Compensation Committee believes that formalizing the connection between corporate performance and award payouts for a portion of our long-term incentive awards provides concrete, measurable objectives for our executives to strive for, and ultimately helps motivate long-term value creation for our shareholders.

Awards under the 2017 LTIP were conditioned on three elements:

•	Lakeland’s ROAA (reported return on average assets) in 2017 relative to our budgeted expectations

•	Lakeland’s total shareholder return (TSR) in 2017 relative to the peer group

•	The Committee’s discretionary assessment of corporate and individual performance in 2017

2017 LTIP Award Opportunities

The table below shows the LTIP award opportunities for each NEO as a percentage of his base salary, as well as the weightings on the formulaic and discretionary evaluations used to calculate awards.

	2017 Long-Term Incentive Award Opportunity as % of Salary			Goal Weighting

Name	Threshold	Target	Maximum	Corporate	Discretion
Thomas J. Shara	26.0%	52.0%	78.0%	50%	50%
Thomas F. Splaine, Jr.	19.8%	39.6%	59.4%	50%	50%
Joseph F. Hurley	19.8%	39.6%	59.4%	50%	50%
Robert A. Vandenbergh	19.8%	39.6%	59.4%	50%	50%
Ronald E. Schwarz	19.8%	39.6%	59.4%	50%	50%
David S. Yanagisawa	16.1%	32.0%	48.0%	50%	50%

2017 LTIP Performance Objectives

The table below depicts our 2017 performance objectives and performance results for the two measures utilized in the 2017 LTIP:

Long-Term Performance Goals	Threshold	Target	Max	Actual
Corporate Goals
Reported ROAA (%)	0.78	0.92	1.06	1.00
1-Year Relative TSR (Peer Percentile Ranking)	35%	50%	75%	66%

Based on the results shown above, our ROAA performance and our one-year TSR compared to our peers each resulted in an award between target and maximum for that portion of the plan.

2017 Discretionary Performance Evaluation

As described above, 50% of the total award opportunity for each of our NEOs is determined through the Compensation Committee’s discretionary assessment of corporate and individual performance in the preceding year. In determining the discretionary awards for 2017, the Committee took into consideration Lakeland’s solid overall financial performance in 2017, as previously described.

After considering all relevant factors, the Committee determined to award each of our NEOs the maximum number of shares available to such NEO under the discretionary portion of the LTIP as a reflection of Lakeland’s and our NEOs’ strong performance in 2017.

2017 Equity Awards

The following restricted stock unit awards (RSUs), which will be reported in our 2019 proxy statement as 2018 compensation, were granted in February 2018 upon approval by the Compensation Committee:

	Corporate Performance Award		Discretionary Award		Cumulative Award
Name	# of RSUs	Grant Date Fair Value	# of RSUs	Grant Date Fair Value	Total Grant Date Fair Value	Total Grant Date Value as % of Target Award
Thomas J. Shara	13,274	$253,522	15,048	$287,430	$540,952	141%
Thomas F. Splaine, Jr.	4,252	$81,208	4,820	$92,070	$173,278	141%
Joseph F. Hurley	2,571	$49,099	2,914	$55,665	$104,764	141%
Robert A. Vandenbergh	5,143	$98,236	5,831	$111,375	$209,611	141%
Ronald E. Schwarz	4,664	$89,067	5,286	$100,980	$190,047	141%
David S. Yanagisawa	2,995	$57,206	3,395	$64,857	$122,063	141%

The restricted stock units granted to each NEO will vest 100% on the third anniversary of the grant date, provided that Lakeland has achieved pre-established performance metrics over a three year period and the executive remains employed by the Company. The RSUs, to the extent earned, will also become vested if the NEO terminates employment due to (i) death, (ii) disability after having at least five years of service with the Company or the Bank, or (iii) retirement after attaining age 65 with at least five years of service. All performance-based RSUs which have not been forfeited will vest upon a change in control of the Company.

Other Elements of Compensation for Executive Officers

In order to attract and retain qualified executives, we provide executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through our 401(k) and various retirement plans, executive life insurance, and the use of automobiles. Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the Summary Compensation Table. Lakeland has also entered into Supplemental Executive Retirement Plan Agreements with certain of our Named Executive Officers. See “Employment Agreements and Other Arrangements with Named Executive Officers.”

Employment and Other Agreements

Our agreements with the Named Executive Officers are described later in this proxy statement. See “Employment Agreements and Other Arrangements with Named Executive Officers.”

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.

Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria. Under the federal tax reform legislation signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

It is our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.

Clawback Policies

Compensation recovery policies, or “clawbacks,” began to be used with the enactment of the Sarbanes-Oxley Act in 2002, which required that in the event of any financial statement restatement based on executive misconduct, public companies must recoup incentives paid to the company’s CEO and CFO within 12 months preceding the restatement. The Company’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision which is set forth in Section 304 of the Sarbanes-Oxley Act, and provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

In addition, the Compensation Committee intends to fully comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding this issue once rulemaking has been completed with respect to these provisions. Until formal guidance is available, the Compensation Committee will address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and award recipients.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the three years ended December 31, 2017, a summary of the compensation earned by Thomas J. Shara, our President and Chief Executive Officer, Thomas F. Splaine, Jr., our Chief Financial Officer, Joseph F. Hurley, who served as our Chief Financial Officer for a portion of 2017, and our three other most highly compensated executive officers for 2017. We refer to the executive officers named in this table as the “Named Executive Officers.” None of the Named Executive Officers received option awards during the years presented in the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas J. Shara, President and Chief Executive Officer of the Company and Lakeland Bank	2017 2016 2015	737,000 670,000 650,000	433,127 295,750 245,700	272,289 212,654 174,461	191,112 155,336 133,676	45,584 48,766 42,790	1,679,111 1,382,497 1,246,627
Thomas F. Splaine Jr., Executive Vice President and Chief Financial Officer of Lakeland Bancorp and Lakeland Bank*	2017 2016 2015	298,462 235,000 --	50,000 85,875 --	128,271 75,000 --	-- -- --	4,816 1,807 --	481,549 397,682 --
Joseph F. Hurley, Former Executive Vice President and Chief Financial Officer of the Company and Lakeland Bank*	2017 2016 2015	196,185 309,695 301,704	158,119 108,305 87,165	77,552 113,651 97,077	-- -- --	25,623 35,224 32,272	457,478 566,875 518,218
Robert A. Vandenbergh, Former Senior Executive Vice President and Chief Operating Officer of the Company and Regional President of Lakeland Bank**	2017 2016 2015	374,385 369,221 360,212	188,443 129,326 103,980	155,166 135,447 115,918	127,508 175,600 109,756	38,714 39,943 36,862	884,216 849,537 726,728
Ronald E. Schwarz, Senior Executive Vice President and Chief Operating Officer of the Company and Lakeland Bank	2017 2016 2015	329,587 310,000 266,769	157,459 73,700 60,125	140,684 113,176 79,797	3,124 1,043 169	25,092 30,339 28,918	655,946 528,258 435,778
David S. Yanagisawa, Executive Vice President and Chief Lending Officer of the Company and Lakeland Bank***	2017 2016 2015	268,833 259,735 252,939	102,016 69,850 57,140	104,509 92,508 77,374	-- -- --	25,005 29,013 27,912	500,362 451,106 415,364

*

Mr. Hurley served as Executive Vice President through July 2017, when he retired. He also served as Chief Financial Officer until March 15, 2017. Mr. Splaine joined Lakeland on May 31, 2016 as First Senior Vice President and Chief Accounting Officer of the Company and the Bank, and has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 15, 2017.

**	Mr. Vandenbergh became a part-time employee effective January 1, 2018.

***

Mr. Yanagisawa transitioned from Chief Lending Officer to EVP, Senior Loan Officer on January 1, 2018 in connection with the Company’s long-standing succession plan, at which time John Rath was promoted to EVP and Chief Lending Officer.

In the table above:

•

When we refer to amounts under “Stock Awards,” we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. The stock awards in the table for each year were based on the prior year’s performance (except for Mr. Splaine, who was not eligible for the 2016 LTIP). See the “Compensation Discussion and Analysis” for a description of restricted stock units granted in February 2018 based on 2017 performance. These restricted stock units vest over a three year period based on continued service and the satisfaction of specified performance goals.

•

When we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of Mr. Shara’s and Mr. Vandenbergh’s accumulated benefits for 2017 under their respective Supplemental Executive Retirement Plans and, with respect to Mr. Shara and Mr. Schwarz, above-market or preferential earnings (in accordance with SEC rules, the amount of interest in excess of 120% of the applicable federal rate, with compounding, is deemed to be above-market or preferential) of $47,413 and $3,124, respectively, on deferred compensation that is not tax-qualified. See “Deferred Compensation.”

All Other Compensation. We provide our named executive officers with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits for 2017, minus any reimbursements by the named executive officers, are shown in the following table:

Name	Use of Car ($)	Premiums for Group Term Life Insurance ($)	Cash Dividends Paid on Restricted Stock and Restricted Stock Units ($)	Contribution to 401(k) Plan to match Pre-tax Deferral Contribution (included under “Salary”) ($)
Thomas J. Shara	5,516	2,064	30,561	7,442
Thomas F. Splaine, Jr.	--	1,104	3,713	--
Joseph F. Hurley	2,836	3,752	10,935	8,100
Robert A. Vandenbergh	9,058	8,209	13,348	8,100
Ronald E. Schwarz	7,225	3,168	8,257	6,443
David S. Yanagisawa	6,270	6,096	7,124	5,515

Grant of Plan Based Awards

During 2017, the equity incentive plan awards to our Named Executive Officers were restricted stock units (“RSUs”), granted on February 22, 2017 based on 2016 performance. The information in the table below under columns (b), (i) and (l) pertain to these grants. The Named Executive Officers did not receive option awards in 2017.

Our Named Executive Officers earned non-equity incentive plan awards for 2017 in the form of cash. These cash payments were made in February 2018 and, in accordance with SEC rules, are included in the Summary Compensation Table under “Non-equity Incentive Plan Compensation” for 2017. The information in the table below under columns (c), (d) and (e) pertain to these cash incentive awards.

The amounts in the columns under Estimated Possible Payouts Under Equity Incentive Plan Awards are denominated in dollars, although the applicable payouts were made in grants of RSUs under the Company’s 2009 Equity Compensation Program. For a description of the Company’s 2017 incentive compensation program, including the various performance targets, and the payouts that were made, see the “Compensation Discussion and Analysis.” See also Proposal 2 for a description of our new 2018 Omnibus Equity Incentive Plan, which will replace our 2009 Equity Compensation Program, if approved by our shareholders.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock and Option Awards ($)(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
Thomas J. Shara	2/22/2017	103,180	206,360	309,540	152,425	304,850	457,275	21,656	433,127
Thomas F. Splaine, Jr.	N/A	50,220	100,440	150,660	N/A	N/A	N/A	N/A	N/A
Joseph F. Hurley	2/22/2017	30,363	60,726	91,089	55,645	111,290	166,935	7,905	158,119
Robert A. Vandenbergh	2/22/2017	60,750	121,500	182,250	66,316	132,633	198,949	9,422	188,443
Ronald E. Schwarz	2/22/2017	55,080	110,160	165,240	55,413	110,825	166,238	7,872	157,459
David S. Yanagisawa	2/22/2017	43,238	86,476	129,715	35,901	71,803	107,704	5,100	102,016

Outstanding Equity Awards at December 31, 2017

The following table sets forth, for each of the Named Executive Officers, information regarding restricted stock awards and RSUs outstanding at December 31, 2017. As of that date, none of the Named Executive Officers held any stock options. The vesting dates applicable to each stock award and RSUs that were not vested on December 31, 2017 are described following the table. At December 31, 2017, the Named Executive Officers did not hold any other equity awards.

Stock Awards

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards Market or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($) (j)
Thomas J. Shara	24,662	474,744	51,760	996,380
Thomas F. Splaine, Jr.	--	--	10,000	192,500
Joseph F. Hurley	8,861	170,574	18,445	355,066
Robert A. Vandenbergh	10,575	203,569	22,764	438,207
Ronald E. Schwarz	6,079	117,021	15,123	291,118
David S. Yanagisawa	5,771	111,092	11,970	230,423

In the table above, we are disclosing:

•	in column (g), the number of shares of our common stock covered by restricted stock awards and RSUs that were not vested (but were earned) as of December 31, 2017;

•	in column (h), the aggregate market value as of December 31, 2017 of the restricted stock awards and RSUs referenced in column (g);

•	in column (i), the number of shares of our common stock covered by restricted stock awards and RSUs that were not earned as of December 31, 2017; and

•	in column (j), the aggregate market value as of December 31, 2017 of the restricted stock awards and RSUs referenced in column (i).

In calculating the market values of restricted stock and RSUs in the table above, we have multiplied the closing market price of our common stock on the last trading day in 2017, which was $19.25, by the applicable number of shares of common stock underlying each of the Named Executive Officer’s stock awards and RSUs.

The following summarizes by individual grants the total number of restricted shares and RSUs for each Named Executive Officer in column (g) (the description of the RSUs that follows the bullets below is applicable to all of the RSUs that have been granted to the Named Executive Officers). At December 31, 2017:

•

Mr. Shara held 3,016 shares of restricted stock, all of which vest on February 1, 2018; and 73,406 performance-based RSUs, 22,235 of which vest on February 27, 2018; 29,515 of which vest on February 27, 2019 and 21,656 of which vest on February 27, 2020, subject to achievement of specified performance goals.

•	Mr. Splaine held 2,500 time-based RSUs that vest 50% on March 1, 2019 and 50% on March 1, 2020; and 7,500 time-based RSUs, which cliff vest on July 1, 2019.

•

Mr. Hurley held 705 shares of restricted stock, all of which vest on February 1, 2018; and 26,601 performance-based RSUs, 7,888 of which vest on February 27, 2018; 10,808 of which vest on February 27, 2019 and 7,905 of which vest on February 27, 2020, subject to achievement of specified performance goals.

•

Mr. Vandenbergh held 1,601 shares of restricted stock, all of which vest on February 1, 2018; and 31,738 performance-based RSUs, 9,410 of which vest on February 27, 2018, 12,906 of which vest on February 27 2019 and 9,422 of which vest on February 27, 2020, subject to achievement of specified performance goals.

•

Mr. Schwarz held 534 shares of restricted stock, all of which vest on February 1, 2018; and 20,668 performance-based RSUs, 5,441 of which vest on February 27, 2018, 7,355 of which vest on February 27, 2019 and 7,872 of which vest on February 27, 2020, subject to achievement of specified performance goals.

•

David S. Yanagisawa held 499 shares of restricted stock, all of which vest on February 1, 2018; and 17,242 performance-based RSUs, 5,171 of which vest on February 27, 2018, 6,971 of which vest on February 27, 2019 and 5,100 of which vest on February 27, 2020, subject to achievement of specified performance goals.

For each year during the RSUs’ three-year performance period, one-third of the RSUs will be earned if the Company has net income available to common stockholders in an amount at least equal to the prior year’s dividends paid to common shareholders. The RSUs, to the extent earned, will vest if the Named Executive Officer remains employed by the Company through the date that the Compensation Committee certifies the achievement of the performance goal for the final year of the performance period. However, the RSUs will continue to be eligible to be earned and will continue to vest in accordance with their original vesting schedules if the Named Executive Officer terminates employment due to (i) death, (ii) disability after having at least five years of service with the Company or the Bank, or (iii) retirement after attaining age 65 with at least five years of service. If the Named Executive Officer terminates employment after attaining age 55 and completing at least ten years of service, then 50% of the RSUs, to the extent earned, will vest according to the original terms of the grant agreement. All performance-based RSUs which have not been forfeited will vest upon a change in control of the Company.

Options Exercised and Stock Awards Vested

The following table sets forth, for each of the Named Executive Officers, information regarding stock options exercised during 2017 and stock awards vested during 2017. The phrase “value realized on exercise” represents the difference between the market price on the date of exercise minus the exercise price, multiplied by the number of shares of common stock set forth in column (b). The phrase “value realized on vesting” represents the number of shares of common stock set forth in column (d) multiplied by the market price of our common stock on the date on which the Named Executive Officer’s stock award vested.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas J. Shara	--	--	27,655	550,782
Thomas F. Splaine, Jr.	--	--	--	--
Joseph F. Hurley	--	--	10,346	205,870
Robert A. Vandenbergh	--	--	12,457	247,687
Ronald E. Schwarz	--	--	7,274	144,681
David S. Yanagisawa	--	--	6,887	137,062

Pension Plans

The following table sets forth, for each of the Named Executive Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Executive Officer’s retirement. In accordance with the SEC’s rules, the following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Thomas J. Shara	Lakeland Bancorp Supplemental Executive Retirement Plan	Not Applicable	1,012,186	--
Thomas F. Splaine, Jr.	--	--	--	--
Joseph F. Hurley	--	--	--	--
Robert A. Vandenbergh	Lakeland Bancorp Supplemental Executive Retirement Plan	Not Applicable	778,289	--
Ronald E. Schwarz	--	--	--	--
David S. Yanagisawa	--	--	--	--

In the table above:

•

When we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the Named Executive Officer’s accumulated benefits under the Supplemental Executive Retirement Plans, calculated as of December 31, 2017; and

•	Column (e) refers to the dollar amount of payments and benefits, if any, actually paid or otherwise provided to the Named Executive Officer during 2017 under our pension plans.

See “Employment Agreements and other Arrangements with Executive Officers” for a description of various agreements with the Named Executive Officers.

Deferred Compensation

The following table sets forth, for each of the Named Executive Officers, information regarding each defined contribution plan that we maintain and each other plan that we maintain that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in 2017 ($) (b)	Registrant Contributions in 2017 ($) (c)	Aggregate Earnings in 2017 ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at December 31, 2017 ($) (f)
Thomas J. Shara	284,896	198,000	78,810	--	1,300,920
Thomas F. Splaine, Jr.	--	--	--	--	--
Joseph F. Hurley	--	--	--	--	--
Robert A. Vandenbergh	--	--	68,987	21,110	406,179
Ronald E. Schwarz	56,527	--	5,873	--	115,851
David S. Yanagisawa	--	--	--	--	--

In the table above:

•

the executive contributions shown in column (b) for Mr. Shara and Mr. Schwarz relate to the Company’s Elective Deferral Plan, and the registrant contributions for Mr. Shara shown in column (c) relate to his Deferred Compensation Agreement;

•

when we refer to the term “earnings” in column (d), we are referring to the aggregate interest or other earnings accrued to the Named Executive Officer’s account during 2017 (i) under the Company’s Elective Deferral Plan ($5,873 for Mr. Schwarz and $33,286 for Mr. Shara) and (ii) for Mr. Shara, under his Deferred Compensation Agreement ($45,524) and, with respect to Mr. Vandenbergh, the amount shown represents net earnings under his salary continuation agreement;

•

with respect to column (d) of this table, for Messrs. Shara and Schwarz, in accordance with SEC rules, only the above-market or preferential earnings have been included in the Summary Compensation Table under the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “Total”; and for Mr. Vandenbergh, the amount shown has not been included in the Summary Compensation Table in accordance with SEC rules;

•

the aggregate balance at December 31, 2017 in column (f) of this table for Mr. Shara is comprised of $647,417 under the Elective Deferral Plan and $653,503 under his Deferred Compensation Agreement; and

•	the amount included in column (f) of this table was not included in our Summary Compensation Table in any prior year’s proxy statement or in the Summary Compensation Table set forth above.

See “Employment Agreements and other Arrangements with Executive Officers” for a description of the Elective Deferral Plan and Mr. Shara’s Deferred Compensation Agreement.

The National Bank of Sussex County (“NBSC”) entered into a salary continuation agreement during 1996 with Mr. Vandenbergh, its President, which entitled him to certain payments upon his retirement. As part of the merger of the Company and NBSC’s parent (High Point Financial Corp.) in July 1999, the Company placed in trust amounts equal to the present value of the amounts that would be owed to Mr. Vandenbergh in his retirement. This amount was $381,000. There were net earnings for 2017 of $68,987, and the aggregate balance of the trust at December 31, 2017 was $406,179. We have no further obligation to pay additional amounts pursuant to this agreement. The $21,110 withdrawn in 2017 was used to pay the premium for additional life insurance and trustee fees for Mr. Vandenbergh.

NBSC also provided Mr. Vandenbergh with a split dollar life insurance death benefit, pursuant to which his beneficiary will receive an amount equal to three times his last salary. The one time premium for such insurance was paid prior to 2017.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under the Company’s Amended and Restated 2000 Equity Compensation Program and the Company’s Amended and Restated 2009 Equity Compensation Program as of December 31, 2017. These plans were the Company’s only equity compensation plans in existence as of December 31, 2017. The 2009 Equity Compensation Program is the successor to the 2000 Equity Compensation Program, and no additional awards will be granted under the 2000 Equity Compensation Program. No warrants or rights may be granted, or are outstanding, under the 2000 or the 2009 Equity Compensation Programs. See Proposal 2 for a description of the 2018 Omnibus Equity Incentive Plan.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders	372,156	$8.89	1,266,067

Equity Compensation Plans Not Approved by Shareholders	--	--	--

TOTAL	372,156	$8.89	1,266,067

Employment Agreements and Other Arrangements with Named Executive Officers

Thomas J. Shara

Thomas J. Shara joined the Company as President and Chief Executive Officer of Lakeland and Lakeland Bank on April 2, 2008. On May 22, 2008, Lakeland, Lakeland Bank and Mr. Shara executed an Employment Agreement (the “Shara Employment Agreement”). The Shara Employment Agreement provides that Mr. Shara will be employed as President and Chief Executive Officer of the Company and Lakeland Bank for a term commencing on April 2, 2008 (the “Effective Date”) and expiring on April 1, 2011 (the “Initial Term”). The Initial Term will automatically be extended for an additional one year period on each anniversary date of the Effective Date, unless on or before each such anniversary date either party provides written notice to the other of its (or his) intent not to extend the then current term, provided, however, that on and after the 15th anniversary of the Effective Date, if Mr. Shara remains employed, his employment will be on an at-will basis. The Initial Term and any renewal period through the 15th anniversary of the Effective Date collectively are referred to as the “Term”.

The Shara Employment Agreement further provides that Mr. Shara will be nominated for election (i) as a member of Lakeland Bank’s Board of Directors at each annual meeting of the sole shareholder of Lakeland Bank occurring during the Term and (ii) as a member of the Company’s Board of Directors at each annual meeting of shareholders of the Company at which Mr. Shara’s term as a director of the Company expires occurring during the Term. Mr. Shara initially was appointed to the Lakeland Bank Board and the Company Board on April 2, 2008, and was nominated to stand for election at the Company’s 2008 annual meeting of shareholders for a term of two years, at which he was so elected. He was subsequently nominated and elected for three year terms at the 2010, 2013 and 2016 Annual Meetings.

The Shara Employment Agreement provides that Mr. Shara will receive a base salary of not less than $400,000 per year and that he will participate in the executive bonus program as approved annually by the Company’s Board. Upon joining the Company on April 2, 2008, Mr. Shara received a restricted stock award of 60,000 shares, which has fully vested. The Shara Employment Agreement also provides that Mr. Shara will be entitled to participate in all employee benefit plans or programs, including without limitation the 401(k) Plan and Profit Sharing Plan, and to receive all benefits and perquisites, including without limitation an automobile, which are approved by the Boards of the Company and Lakeland Bank and are generally made available to executive officers of the Company, to the extent permissible under the general terms and provisions of such plans or programs.

The Shara Employment Agreement provides that if Mr. Shara’s employment is terminated during the Term by the Company without Cause (as contractually defined) or Mr. Shara resigns for Good Reason (as contractually defined), Mr. Shara will receive a severance payment equal to 36 months of his annual base salary at the rate in effect as of the termination date. In addition, all of Mr. Shara’s stock options (to the extent not already vested) will become fully vested, and he will be permitted to exercise any such option for the period specified in the Company’s equity compensation plan as in effect at such time. He will also be entitled to the continuation of certain medical benefits. However, if within 90 days following a Change in Control (as contractually defined), Mr. Shara’s employment is terminated without Cause or he resigns for Good Reason, then he will receive a severance payment equal to three times the sum of (a) an amount equal to his annual base salary at the rate in effect as of the termination date, plus (b) an amount equal to the highest annual bonus paid to Mr. Shara during the last three years prior to the his termination date.

The Shara Employment Agreement provides that in the event it is determined that any payment or benefit made or provided by the Company or Lakeland Bank pursuant to the terms of the Shara Employment Agreement or under any other arrangement (other than the Shara Deferred

Compensation Agreement) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code, then Mr. Shara will be entitled to receive an additional payment from the Company (a “Gross-Up Payment”) such that the net amount received by Mr. Shara after payment of such Excise Tax and any federal, state and local income tax, penalties, interest and Excise Tax upon the Gross-Up Payment will be equal to the payments otherwise payable to him under the terms of the Employment Agreement. Mr. Shara also agrees in the Employment Agreement not to compete with Lakeland Bank’s business for a 12 month period following termination of employment in a geographic area equal to 20 miles from any of Lakeland Bank’s branches at the time of Mr. Shara’s termination of employment.

On May 22, 2008, Lakeland, Lakeland Bank and Mr. Shara executed a Supplemental Executive Retirement Plan Agreement (the “Shara SERP”). The Shara SERP provides that Mr. Shara will receive a normal retirement benefit of $150,000 per year for 15 years upon termination of his employment after the normal retirement age of 65. The benefit will be paid in monthly payments of $12,500 each. The Shara SERP further provides that if, prior to a Change in Control, Mr. Shara resigns his employment with the Company or Lakeland Bank for Good Reason, his employment with the Company or Lakeland Bank terminates due to disability, or his employment with the Company or Lakeland Bank is terminated by the Company or Lakeland Bank other than for Cause, he will receive the same benefit of $150,000 per year for 15 years, payable in monthly payments of $12,500 each, commencing with the month following Mr. Shara’s 65th birthday. If Mr. Shara is employed by the Company or Lakeland Bank at the time of a Change in Control, he will receive the same benefit, beginning with the month following his 65th birthday. If Mr. Shara should die while employed, his beneficiary will receive the same monthly payment described above for the period specified, except that such payments will commence within 60 days of receipt of a death certificate. If Mr. Shara should die after the benefit payments have commenced but before receiving all such payments, the Company will pay the remaining benefits to his beneficiary at the same time and in the same amounts they would have been paid to Mr. Shara had he survived. The Shara SERP provides that Mr. Shara is not entitled to any benefit under the SERP if (i) the Company terminates his employment for Cause, or (ii) he resigns his employment with the Company other than for Good Reason prior to the earlier of attaining age 65 or a Change in Control. Amounts payable under the Shara SERP are subject to the same Gross-Up Payment provisions as are applicable under the Shara Employment Agreement.

On February 27, 2015, Lakeland, Lakeland Bank and Mr. Shara entered into a Deferred Compensation Agreement (the “Deferred Compensation Agreement”) pursuant to which the Company and Lakeland Bank (collectively, “Lakeland”) will credit to a deferral account established on Mr. Shara’s behalf $16,500 for each calendar month from February 1, 2015 to December 2022 that Mr. Shara is actively employed by Lakeland. From March 1, 2015 until Mr. Shara’s separation from service, the deferral account will be credited with interest at an annual rate equal to the lesser of 15% or the Company’s return on equity for the preceding calendar year, compounded annually. The deferral account is generally payable to Mr. Shara in 180 monthly installments commencing upon separation from service after his attainment of age 65. If Mr. Shara’s employment is involuntarily terminated without “cause” or he resigns for “good reason” (as those terms are defined in the Shara Employment Agreement) prior to his attainment of age 65, or if he separates from service after a “change in control” (as defined in the Shara Employment Agreement) but prior to age 65, then he will be entitled to an annual benefit, payable in 180 monthly installments, commencing at age 65 that is equal to the greater of $200,000 or the annual amount that would be payable over fifteen years based on his projected deferral account balance at age 65. The projected deferral account balance at age 65 is the deferral account at the time of separation from service, plus the monthly credits that would have been made to his deferral account until age 65 had he continued to be employed by Lakeland and interest credits to age 65 at the average return on equity from February 1, 2015 to the date of separation, compounded monthly. If Mr. Shara voluntarily terminates employment before age 65 other than for good reason, his deferral account will not be credited with any further monthly credits or interest.

If Mr. Shara separates from service due to death, his beneficiary will be paid an annual benefit under the Deferred Compensation Agreement equal to the greater of $200,000 or the annual amount that would be payable over fifteen years based on his projected deferral account balance at age 65 determined in the manner described above for an involuntary termination without cause. This annual benefit is payable in 180 monthly installments beginning the month following Mr. Shara’s death. If Mr. Shara dies after separation from service but before age 65, his beneficiary will be entitled to payment of the amounts that would have been paid if Mr. Shara had lived until Normal Retirement Age (age 65) and died immediately after payments had begun, but payments will begin the month following his death. If Mr. Shara dies after benefits have commenced, the remaining payments will continue to his beneficiary.

If Mr. Shara’s employment is terminated for cause, all amounts payable under the Deferred Compensation Agreement are forfeited. In addition, any unpaid amounts under the Deferred Compensation Agreement are forfeitable in the event that, following his separation from service, Mr. Shara breaches certain post-employment restrictive covenants set forth in the Deferred Compensation Agreement.

In the event that the Deferred Compensation Agreement is terminated before Mr. Shara’s death and either (i) prior to age 65, or (ii) after age 65 but before his separation from service, he will be paid an amount equal to the greater of the projected deferral account balance (determined as above), or $2,192,951. If the Deferred Compensation Agreement is terminated after Mr. Shara’s death or after both his separation from service and attainment of age 65, then he will receive a lump sum payment equal to the present value of the payments which would otherwise be due. Amounts payable under Mr. Shara’s Deferred Compensation Agreement are not subject to a tax gross-up.

Amounts payable under the Shara Employment Agreement, the Shara SERP and the Shara Deferred Compensation Agreement may be delayed in order to comply with Section 409A of the Internal Revenue Code.

Messrs. Splaine, Hurley, Vandenbergh, Schwarz and Yanagisawa

Lakeland and Lakeland Bank also entered into agreements, (i) dated March 1, 2001 and as subsequently amended, with each of Messrs. Hurley and Vandenbergh, (ii) dated November 24, 2008 and as subsequently amended with Mr. Yanagisawa, (iii) dated June 12, 2009 and as subsequently amended with Mr. Schwarz and (iv) dated March 15, 2017 with Mr. Splaine providing for certain terms and conditions of their employment in the event of a change in control (each a “Change in Control Agreement”). Under such Change in Control Agreements, the term of each executive’s employment becomes fixed for a period (the “contract period”) ending on the earlier of (i) the executive’s death, (ii) the second anniversary of the date of such change in control, or (iii) the date the executive attains age 65. Mr. Hurley’s Change in Control Agreement was subsequently amended to delete the reference to attaining age 65 and replacing it with June 30, 2017. Messrs. Vandenbergh’s and Yanagisawa’s respective Change in Control Agreements had been amended to delete the reference to attaining age 65 and replacing it with December 31, 2017. Each of Messrs. Hurley’s, Vandenbergh’s and Yanagisawa’s Change in Control Agreement has terminated by its respective terms.

During the contract period, Messrs. Splaine and Schwarz are each to be employed in the same position as held by him immediately prior to such event, and each is entitled to base salary equal to his annual salary in effect immediately prior to the change in control and bonus equal to his highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, Messrs. Splaine and Schwarz are each entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, Messrs. Splaine’s or Schwarz’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Change in Control Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid to him during any of the three most recent calendar years prior to the change in control. For purposes of each Change in Control Agreement, the term “change in control” has the same meaning as under the Equity Compensation Program. Each Change in Control Agreement contains confidentiality and non-solicitation of employees covenants in favor of Lakeland.

The Company entered into a Supplemental Executive Retirement Plan agreement, dated December 23, 2008, with Mr. Vandenbergh (the “Vandenbergh SERP”). The Vandenbergh SERP provides that Mr. Vandenbergh will receive a normal retirement benefit of $90,000 per year for 10 years upon termination of his employment after the normal retirement age of 65 (Mr. Vandenbergh has attained age 65). The benefit will be paid in monthly payments of $7,500 each. The Vandenbergh SERP further provides that if, prior to a change in control Mr. Vandenbergh resigns his employment with the Company or Lakeland Bank for Good Reason (as defined), his employment with the Company or Lakeland Bank terminates due to disability or his employment with the Company or Lakeland Bank is terminated by the Company or Lakeland Bank other than for Cause (as defined), he will receive the same benefit of $90,000 per year for 10 years, payable in monthly payments of $7,500 each, commencing with the month following Mr. Vandenbergh’s 65th birthday. If Mr. Vandenbergh is employed by the Company or Lakeland Bank at the time of a change in control, he will receive the same benefit, beginning with the month following his 65th birthday. If Mr. Vandenbergh should die while employed, his beneficiary will receive the same monthly payment described above for the period specified, except that such payments will commence within 60 days of receipt of a death certificate. If Mr. Vandenbergh should die after the benefit payments have commenced but before receiving all such payments, the Company will pay the remaining benefits to his beneficiary at the same time and in the same amounts they would have been paid to Mr. Vandenbergh had he survived. The Vandenbergh SERP provides that Mr. Vandenbergh is not entitled to any benefit under the Vandenbergh SERP if (i) the Company terminates his employment for Cause, or (ii) he resigns his employment with the Company other than for Good Reason prior to the earlier of attaining age 65 or a change in control. Amounts payable under the Vandenbergh SERP may be delayed in order to comply with Section 409A.

The following table provides information as to the amounts that would have been payable to the Named Executive Officers, other than Mr. Hurley, if they had terminated employment in the circumstances described in the table effective December 31, 2017. Mr. Hurley retired effective July 31, 2017 and is omitted from the table. Upon his retirement, his unvested restricted stock and RSUs became earned and will vest according to the terms of the original grant agreement. Each of Mr. Vandenbergh’s and Mr. Yanagisawa’s respective Change in Control Agreements terminated on December 31, 2017:

	Termination by Company Without Cause or Resignation by Executive for Good Reason (before a Change In Control)	Termination by Company Without Cause or Resignation by Executive for Good Reason (after a Change In Control)
Thomas J. Shara
Cash severance	$2,211,000 (1)	$2,848,962 (2)
SERP (3)	2,250,000	2,250,000
Shara Deferred Compensation (4)	3,000,000	3,000,000
Acceleration of Restricted Stock and/or RSUs	-	1,471,124 (5)
Welfare Benefits (6)	-	-

	Termination by Company Without Cause or Resignation by Executive for Good Reason (before a Change In Control)	Termination by Company Without Cause or Resignation by Executive for Good Reason (after a Change In Control)
Tax Gross-up	-	3,356,307 (7)
Automobile	-	-
Total		$12,926,393
Thomas F. Splaine, Jr. (12)
Cash severance	-	$696,924 (8)
Acceleration of Restricted Stock and/or RSUs	-	192,500 (5)
Welfare Benefits (9)	-	35,584
Tax Gross-up	-	-
Automobile (10)	-	-
Total		$925,008
Robert A. Vandenbergh
Cash severance	-	-
SERP (3)	$900,000	$900,000
Acceleration of Restricted Stock and/or RSUs	641,776 (11)	641,776 (5)
Welfare Benefits	-	-
Tax Gross-up	-	-
Automobile	-	-
Total		$1,541,776
Ronald E. Schwarz (12)
Cash severance	-	$885,526 (8)
SERP	-	-
Acceleration of Restricted Stock and/or RSUs	-	408,139 (5)
Welfare Benefits (9)	-	24,634
Tax Gross-up	-	-
Automobile (10)	-	-
Total		$1,318,299
David S. Yanagisawa
Cash severance	-	-
SERP	-	-
Acceleration of Restricted Stock and/or RSUs	$341,514 (11)	$341,514 (5)
Welfare Benefits	-	-
Tax Gross-up	-	-
Automobile	-	-
Total		$341,514

(1)	The figure shows the cumulative amount of cash severance that Mr. Shara would be entitled to under the circumstances presented. The cash severance amount is payable over a period of 12 months.

(2)	The figure shows the amount of cash severance that Mr. Shara would be entitled to under the circumstances presented. The cash severance amount is payable in a single lump sum.

(3)

The Shara and Vandenbergh SERP benefits, which are described further under Pension Plans above, are payable to Messrs. Shara and Vandenbergh in, respectively, 180 and 120 equal monthly installments of, respectively, $12,500 and $7,500 each, commencing at the later of age 65 or termination of employment. The same benefit is payable if Mr. Shara or Mr. Vandenbergh, respectively, terminates employment due to disability. In the event that Mr. Shara or Mr. Vandenbergh terminates employment due to death, his beneficiary is entitled to payment of the same SERP benefit, but commencing immediately following death. The amounts shown are the cumulative amounts of the installments.

(4)

As described above, the Shara Deferred Compensation Agreement provides a benefit, payable in 180 monthly installments, commencing at Mr. Shara’s separation from service (or age 65 if later), in an annual amount equal to the greater of $200,000 or the annual amount that could be paid based on his projected deferral account balance at age 65. The figures shown assume that the annual benefit payable is $200,000. The amount shown is the cumulative amount of annual installments.

(5)

These figures represent, based on the closing price of the Company’s common stock on December 29, 2017 ($19.25 per share), the aggregate value of outstanding shares of restricted stock and restricted stock units awarded to each officer, to the extent the vesting of which would accelerate in the event of an involuntary termination of such officer’s employment under the circumstances presented. Note, however, that all such awards vest in full in the event of a “Change in Control Event” as defined under the 2009 Equity Compensation program. In addition, as discussed in note (11) below, as of December 31, 2017 both Messrs. Vandenbergh and Yanagisawa will, based on their ages and years of service, continue to vest in outstanding shares of restricted stock and restricted stock units following their separation from service with the Company without regard to a Change in Control Event.

(6)

Mr. Shara has the right to purchase continued coverage under the Company’s group health plan, if permitted by the health plan insurer, for up to three years following termination of employment under the circumstances presented, inclusive of any “COBRA” coverage period.

(7)

This figure represents an estimate of the “tax gross-up” amount Mr. Shara would be entitled to under his employment agreement to the extent that the payments or benefits to which he becomes entitled would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Such estimate is based on a number of assumptions, including that the full value of restricted stock units that vest would be considered a change in control payment for purposes of the excise tax. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in Mr. Shara’s compensation history preceding such a transaction could materially impact whether and to what extent an excise tax would be imposed and therefore the amount of any potential tax gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 48.22% (composed of a federal tax rate of 39.60%, a New Jersey state tax rate of 8.97% and FICA/FUTA of 2.35%, and 120% Applicable Federal Semi-annual Long-term Rate (AFR) as of December 2017 of 3.14%). AFR is applicable in determining the value of accelerating the vesting of the SERP benefit for purposes of computing the excise tax. Amounts payable under Mr. Shara’s Deferred Compensation Agreement are not subject to such tax gross-up.

(8)

For each of Messrs. Splaine and Schwarz, the cash severance payable under the circumstances presented is equal to two times the individual’s highest aggregate annual salary and bonus compensation for any of the three calendar years preceding a “Change in Control” (as defined in their respective Change in Control Agreements), and is payable in a single lump sum. The figures presented above are based on the respective salary and bonus paid to each individual during 2017.

(9)

Each of Messrs. Splaine and Schwarz is entitled to continued medical and hospital insurance, disability insurance and life insurance for the remainder of the applicable “Contract Period” under their respective Change in Control Agreements, which begins on the day immediately preceding a Change in Control and ends on the earlier of (i) the second anniversary of the Change in Control, (ii) the individual’s attainment of age 65, or (iii) the individual’s death. The figures presented above for Messrs. Splaine and Schwarz assume that such coverages will continue for two years.

(10)

Each of Messrs. Splaine and Schwarz has the right, in the event of an involuntary termination without cause or a resignation for good reason following a Change in Control, to purchase from the Company, at book value price, the automobile, if any, that was provided to him while employed by the Company.

(11)

Represents the aggregate value of outstanding restricted shares and restricted stock units (based on the closing price of the Company’s common stock on December 29, 2017 ($19.25 per share)) which Messrs. Vandenbergh and Yanagisawa would, based on their respective age and years of service as of December 31, 2017 and, with respect to restricted stock units, subject to achievement of applicable performance goals, continue to have the right to vest in and earn following separation from service. As of December 31, 2017, Messrs. Vandenbergh and Yanagisawa held, respectively, a total of 33,339 and 17,741 such restricted shares and restricted stock units.

(12)

Payments due each of Messrs. Splaine and Schwarz under their respective Change in Control Agreements are subject to reduction to the extent necessary to ensure that no portion of the payments they are to receive will be non-deductible by the Company under Code Section 280G or will be subject to an excise tax under Code Section 4999.

See “Deferred Compensation” for a description of a salary continuation agreement with Mr. Vandenbergh.

Elective Deferral Plan

On March 18, 2015, the Company’s Board of Directors adopted the Lakeland Bancorp, Inc. Elective Deferral Plan (the “Elective Deferral Plan”). Under the Elective Deferral Plan, executives of Lakeland at a level of executive vice president and above, and such other executives as the Board may authorize, may voluntarily elect to defer payment of all or a portion of their base salary and bonuses. Amounts deferred under the Elective Deferral Plan will be credited with interest each year until a participant’s separation from service at a rate equal to 75% of the Company’s return on equity (“ROE”) for the preceding year, up to a maximum ROE interest rate credit of 15% per year. The minimum interest rate is 0%. Following a participant’s separation from service, deferred amounts will be credited with interest each year at the Moody’s Aa corporate bond index rate in effect as of the first day of the year. Except for allowable in-service hardship withdrawals, distributions will generally be made following a participant’s separation from service unless the participant elects a different time of payment. Each participant may choose the manner in which distributions will be made, such as a lump sum or installments. All deferral accounts under the Elective Deferral Plan are payable from the general assets of the Company and/or Lakeland Bank. However, the Company may establish a grantor trust or other funding arrangement in order to accumulate the assets needed to pay the accumulated benefits under the Elective Deferral Plan.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Thomas J. Shara, our President and Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2017, our last completed fiscal year:

•	the median of the annual total compensation of all of our company’s employees, other than our CEO, was $57,125; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $1,679,111.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Shara, our CEO, to the median of the annual total compensation of all employees other than our CEO, was 29 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our “median employee” and our CEO, we took the following steps:

1. We determined that as of December 31, 2017, our employee population consisted of approximately 652 employees, all of whom are located in the U.S. Our employee population consisted of our full-time, part-time and temporary employees.

2. To identify the “median employee” from our employee population, we compared the W-2 Box 5 earnings of all of our 652 employees.

3. We identified our median employee using the W-2 Box 5 earnings as our compensation measure, which was consistently applied to all our employees. In making our determination, we annualized the compensation of approximately 129 full-time and part-time employees who were hired by us during 2017 but did not work for us for the entire year.

4. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $57,125.

5. With respect to the annual total compensation of our CEO, we used the amount reported in the 2017 “Total” column of the Summary Compensation Table included in this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The Company currently has, and historically has had, a Chairman of the Board, separate from the Chief Executive Officer. The Board believes it is important to have an independent director in a

Board leadership position at all times. The Chairman provides leadership for the Board. Having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman also serves as a liaison between the Board and senior management. The Company’s Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time, as it ensures that, at all times, there will be an independent director in a Board leadership position.

The full Board of Directors is responsible for and regularly engages in discussions about risk management and receives reports on this topic from executive management, other officers of the Company and the Chairman of the Audit Committee. While the Board of Directors oversees risk management, management is responsible for the day-to-day risk management process, in connection with which management established an enterprise risk management committee on which three directors serve as Board liaisons. The Company believes that its Board leadership structure supports this approach to risk management.

During 2017, the Company’s Compensation Risk Task Force (consisting of the Company’s Chief Financial Officer, Chief Risk Officer, Director of Human Resources and General Counsel) evaluated all of the compensation plans in which the Company’s employees, including executive officers, participate and reported to the Compensation Committee that none individually, or taken together, was reasonably likely to have a material adverse effect on the Company. No component of compensation was considered to encourage undue risk. The Compensation Committee accepted the Compensation Risk Task Force’s report.

PROPOSALS 4 AND 5

ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION AND THE FREQUENCY OF FUTURE VOTES

Q: What are you voting on?

A: In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to vote, on an advisory basis, on:

Say-on-pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures (Proposal 4).

Say-on-frequency . Approval of the frequency of future say-on-pay votes (Proposal 5). Shareholders are not voting to approve the Board’s recommendation that these votes occur on an annual basis, but rather will be able to specific whether future votes should occur every one year, every two years or every three years.

Q: Why does your Board recommends a vote “FOR” the say-on-pay proposal?

A. The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:

•	rewarding excellence in leadership and sustained financial performance; and

•	aligning our executives’ interests with those of our shareholders to create long-term value.

Q: Why does your Board recommend holding future say-on-pay votes every year?

A. Based on the feedback of our shareholders, we believe that a significant portion of our shareholders prefer an annual say-on-pay vote. Under the Board’s policy of providing for annual votes on the compensation of our named executive officers, the next say-on-pay vote will occur at our 2019 annual meeting of shareholders.

Q: What are the effects of these votes?

A: Proposals 4 and 5 are advisory, and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of these votes when evaluating our executive compensation program.

Proposals 4 and 5 are as follows:

Proposal 4:

“Resolved, that the compensation of Lakeland’s named executive officers, as described in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

Board of Directors recommends a vote “FOR” 4.

Proposal 5:

Shareholders are being asked to indicate, on an advisory basis, how often advisory votes on executive compensation shall be held. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain. At the Company’s 2012 annual meeting of shareholders, our shareholders indicated their preference for us to hold such advisory vote on executive compensation every year, and the current frequency of our advisory votes on executive compensation is every year.

The Board of Directors recommends a vote that advisory votes on executive compensation be held every year.

PROPOSAL 6

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

Action will be taken at the Annual Meeting to ratify the selection of KPMG LLP (“KPMG”) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. KPMG became the independent accountants of Lakeland beginning with the financial statements for the year ended December 31, 2013.

Approval of the ratification of KPMG as the Company’s independent registered public accounting firm for 2018 will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the outcome of the voting.

Representatives of KPMG are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” Proposal 6.

OTHER MATTERS

Management is not aware of any other business to be brought up at the meeting for action by shareholders at such meeting other than the matters described in the notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known to management at the time of printing hereof and which may come properly before the meeting.

SHAREHOLDER PROPOSALS

If a Lakeland shareholder intends to present a proposal at Lakeland’s 2019 Annual Meeting of Shareholders, the proposal must be received by Lakeland at its principal executive offices not later than December 10, 2018 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by February 23, 2019 in order for the proposal to be considered at Lakeland’s 2019 Annual Meeting of Shareholders (but not included in the proxy statement or form of proxy for such meeting). Any shareholder proposal which is received after those dates or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting.

For a description of procedures for nominations to be submitted by shareholders, see “Nominating and Corporate Governance Committee Matters.”

A copy of Lakeland Bancorp, Inc.’s Annual Report for the year ended December 31, 2017, including financial statements, accompanies this proxy statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of Lakeland Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission, is available (excluding exhibits) on our Company’s website www.lakelandbank.com or, without charge, upon written request made to Ms. Patricia Backman, Vice President, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

Appendix A

LAKELAND BANCORP, INC.

2018 OMNIBUS EQUITY INCENTIVE PLAN

1. Establishment and Purpose

1.1 The purpose of the Lakeland Bancorp, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2 The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 17.1 hereof.

2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of Awardee’s employment or other service; (iii) use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights.. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7 “Change in Control Event” means the occurrence of any one of the following events:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a Subsidiary or Affiliate; or

(iii) an approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date of adoption of this Plan by the Board, the Company or any benefit plan sponsored by the Company or any of its Subsidiaries) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing fifty-one (51%) percent or more of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control Event; or

(v) the individuals (A) who, as of the date on which the Plan is first adopted by the Board, constitute the Board (the “Original Directors”) and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10 “Common Stock” means the Company’s Common Stock, no par value per share.

2.11 “Company” means Lakeland Bancorp, Inc., a New Jersey corporation, and any successor thereto as provided in Section 15.8.

2.12 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director will not constitute an interruption of Continuous Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law or permitted by the Committee. Unless the Committee provides otherwise, in its sole discretion, or as otherwise required by Applicable Law, vesting of Awards shall be tolled during any unpaid leave of absence by a Participant.

2.13 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.14 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.15 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.16 “Effective Date” means the date set forth in Section 17.1 hereof.

2.17 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.20 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.21 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.22 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.23 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.24 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.25 “Outside Director” means a director of the Board who is not an employee of the Company or a Subsidiary.

2.26 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.27 “Person” shall mean, unless otherwise provided, any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”

2.28 “Performance Goals” shall mean performance goals established by the Committee as contingencies for the grant, exercise, vesting, distribution, payment and/or settlement, as applicable, of Awards.

2.29 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.30 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31 “Plan” means this Lakeland Bancorp, Inc. 2018 Omnibus Equity Incentive Plan, as it may be amended from time to time.

2.32 “Prior Plan” means the Lakeland Bancorp, Inc. 2009 Equity Compensation Program, as amended and restated effective February 27, 2014.

2.33 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.34 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.35 “Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Stock Appreciation Right” or “SAR” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.39 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration

3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Section 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including without limitation to determine, add, cancel, waive, amend or otherwise alter any restrictions, terms or conditions of any Award, or extend the post-termination exercisability period of any Stock Option and/or Stock Appreciation Right); provided that neither the Board nor the Committee may, without shareholder approval, reduce or reprice the exercise price of any Stock Option and/or Stock Appreciation Right that exceeds the Fair Market Value of a share of Common Stock on the date of such repricing; and provided further that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Award or Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4. Shares Subject to the Plan

4.1 Plan Share Limitation.

(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 2,000,000 shares; provided, however, that such number shall be increased by the number of shares of Common Stock subject to outstanding grants or awards under the Prior Plan as of the Effective Date which are thereafter forfeited, canceled or otherwise lapse. All 2,000,000 of such shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.

(b) Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan pursuant to such limitations. Awards settled in cash shall not count against the foregoing maximum share limitation. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or SAR or in payment with respect to any other form of Award, but are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will be counted against the foregoing maximum share limitations.

4.2 Outside Director Limitation. Subject to adjustment as provided in Section 4.3, the accounting value of Awards granted under the Plan to any Outside Director during any calendar year shall not exceed $150,000.

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Participation and Awards

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6. Stock Options

6.1 Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the sole discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

6.3 Vesting of Stock Options. The Committee shall in its sole discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. Unless otherwise provided by the Committee, no Stock Option shall provide for vesting or exercise earlier than one year after the Date of Grant. The requirements for vesting and exercisability of a Stock Option may be based on the Continuous Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee, in its sole discretion, may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Continuous Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant’s Continuous Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any Person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b) If a Participant’s Continuous Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c) If a Participant’s Continuous Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d) To the extent that a Stock Option of a Participant whose Continuous Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Continuous Service or at such earlier time as the Committee may determine.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement (provided that such method does not involve the Company providing a loan or other extension of credit to the Participant). Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-1(h) of the Company or any Subsidiary.

(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the

Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (i) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (ii) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be necessary to comply with the requirements of Section 422 of the Code.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

7.3 Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. Unless otherwise provided by the Committee, no Stock Appreciation Right shall provide for vesting or exercise earlier than one year after the Date of Grant. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the Continuous Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in Continuous Service.

7.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 16.5. The requirements for vesting of a Restricted Stock Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Restricted Stock Unit Awards

9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its sole discretion. If any dividend equivalents are paid while a Restricted Stock Unit Award is subject to restrictions under Section 9 of the Plan, the Committee may, in its sole discretion, provide in the Award Agreement for such dividend equivalents to immediately be paid to the Participant holding such Restricted Stock Unit Award or pay such dividend equivalents subject to the same restrictions on transferability as the Restricted Stock Units to which they relate.

9.2 Vesting of Restricted Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Restricted Stock Units vest. If Restricted Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10. Performance Shares

10.1 Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its sole discretion.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11. Performance Units

11.1 Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Incentive Bonus Awards

12.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

13. Other Cash-Based Awards and Other Stock-Based Awards

13.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Committee determines.

14. Change in Control

14.1 Effect of a Change in Control Event.

(a) All Awards outstanding as of a Change in Control Event shall become fully exercisable and fully vested upon the occurrence of such Change in Control Event.

(b) For purposes hereof, an event described in clause (i) or clause (ii) of the definition of Change in Control Event are hereinafter referred to as “Section 14.1(b) Events”. In the event of a Section 14.1(b) Event, each outstanding Stock Option and SAR shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board to be the successor corporation. However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Section 14.1(b) Event, to assume or so substitute each such Stock Option and SAR, then the Committee shall notify the holder thereof in writing or electronically that (a) such holder’s Stock Option and/or SAR, as applicable, shall be fully exercisable until immediately prior to the consummation of such Section 14.1(b) Event and (b) such holder’s Stock Option and/or SAR shall terminate upon the consummation of such Section 14.1(b) Event. For purposes of this Section 14.1(b), a Stock Option and a SAR shall be considered assumed if, following consummation of the applicable Section 14.1(b) Event, the Stock Option and/or SAR confers the right to purchase or receive, for each share of Common Stock subject to the Stock Option and/or SAR immediately prior to the consummation of such Section 14.1(b) Event, the consideration (whether stock, cash or other securities or property) received in such Section 14.1(b) Event by holders of Common Stock for each share of Common Stock held on the effective date of such Section 14.1(b) Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Section 14.1(b) Event is not solely common stock of such successor, the Committee may, with the consent of such successor corporation, provide for the consideration to be received in connection with such Stock Option and SAR to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Section 14.1(b) Event.

15. General Provisions

15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Continuous Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Continuous Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

15.3 No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

15.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5 Employment or Continuous Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Continuous Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10 No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.11 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

15.12 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

15.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

16. Legal Compliance

16.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

16.2 Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law.

(b) Subject to such terms and conditions as shall be specified in an Award Agreement, a Participant may, in order to fulfill the withholding obligation, (i) tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes; and/or (ii) utilize the broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (iii) such withholding would cause adverse accounting consequences for the Company.

16.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other Person hereunder.

16.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New Jersey, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

17. Effective Date, Amendment and Termination

17.1 Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid if such stockholder approval occurs within one year of the date on which such Board approval occurs.

17.2 Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s initial adoption by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

INITIAL BOARD APPROVAL: March 22, 2018

INITIAL STOCKHOLDER APPROVAL:

Appendix B

Proposed Amendment

to

Restated Certificate of Incorporation

of

Lakeland Bancorp, Inc.

Section 3 of the restated certificate of incorporation of Lakeland Bancorp, Inc. (the “Corporation”) shall be amended and restated to provide in its entirety as follows:

“3. Capitalization. The total authorized capital stock of the Corporation shall be 101,000,000 shares, consisting of:

1. 1,000,000 shares of preferred stock, no par value (“Preferred Stock”); and

2. 100,000,000 shares of common stock, no par value (“Common Stock”).

The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more classes or series, each such class or series to have voting powers (if any), conversion rights (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and stated and expressed in a resolution or resolutions thereof providing for the issuance of such Preferred Stock. Shares of the authorized capital stock may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having preferences or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation. In furtherance of the immediately preceding sentence:

1. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock, if any.

2. Voting. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation’s shareholders, except as otherwise required by law or this Certificate of Incorporation. Except as provided by law or this Certificate of Incorporation, holders of Common Stock shall vote together with the holders of Preferred Stock as a single class on all matters. There shall be no cumulative voting.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in its sole discretion, subject to provisions of law, the provisions of this Certificate of Incorporation, and the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

4. Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled, subject to the rights and preferences, if any, of any holders of shares of Preferred Stock authorized and issued hereunder, to share, ratably in proportion to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.”

ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

May 9, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018:

THIS FORM OF PROXY CARD, THE PROXY STATEMENT AND OUR 2017 ANNUAL REPORT

ARE AVAILABLE AT WWW.LAKELANDBANK.COM

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. TO ELECT THREE DIRECTOR NOMINEES FOR THE TERMS DESCRIBED IN THE PROXY STATEMENT: (The Board of Directors recommends a vote “FOR” election of nominees)					FOR	AGAINST	ABSTAIN
				2. TO APPROVE THE COMPANY’S 2018 OMNIBUS EQUITY INCENTIVE PLAN. (The Board of Directors recommends a vote “FOR” this proposal)	☐	☐	☐

					FOR	AGAINST	ABSTAIN
NOMINEES

3. TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 100,000,000.

(The Board of Directors recommends a vote “FOR” this proposal)

					☐	☐	☐
☐	FOR ALL NOMINEES	Bruce D. Bohuny Mary Ann Deacon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Brian Flynn
☐	FOR ALL EXCEPT (See instructions below)
					FOR	AGAINST	ABSTAIN

4. TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.

(The Board of Directors recommends a vote “FOR” this proposal)

					☐	☐	☐
				1 year	2 years	3 years	ABSTAIN
INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:				5. TO VOTE, ON AN ADVISORY BASIS, ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. (The Board of Directors recommends a vote for “Every 1 year” on this proposal) ☐	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				6. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018. (The Board of Directors recommends a vote “FOR” this proposal)	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3, 4 and 6, and “Every 1 year” on proposl 5 described herein.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	Please mark here if you plan to attend the meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

◾	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, or limited liability company, please sign in entity name by authorized person.	◾

LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2018

The undersigned hereby appoints Thomas J. Shara and Timothy J. Matteson, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all of the shares of Common Stock of Lakeland Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Knoll Country Club West, 12 Knoll Drive, Boonton, New Jersey on Wednesday, May 9, 2018, at 5:00 p.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

(Continued and to be signed and dated on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

May 9, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “ www.voteproxy.com ” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. TO ELECT THREE DIRECTOR NOMINEES FOR THE TERMS DESCRIBED IN THE PROXY STATEMENT: (The Board of Directors recommends a vote “FOR” election of nominees)					FOR	AGAINST	ABSTAIN
				2. TO APPROVE THE COMPANY’S 2018 OMNIBUS EQUITY INCENTIVE PLAN. (The Board of Directors recommends a vote “FOR” this proposal)	☐	☐	☐

					FOR	AGAINST	ABSTAIN
NOMINEES

3. TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 100,000,000.

(The Board of Directors recommends a vote “FOR” this proposal)

					☐	☐	☐
☐	FOR ALL NOMINEES	Bruce D. Bohuny Mary Ann Deacon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Brian Flynn
☐	FOR ALL EXCEPT (See instructions below)
					FOR	AGAINST	ABSTAIN

4. TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.

(The Board of Directors recommends a vote “FOR” this proposal)

					☐	☐	☐
				1 year	2 years	3 years	ABSTAIN
INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:				5. TO VOTE, ON AN ADVISORY BASIS, ON HOW OFTEN THE COMPANY WILL CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. (The Board of Directors recommends a vote for “Every 1 year” on this proposal) ☐	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				6. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018. (The Board of Directors recommends a vote “FOR” this proposal)	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3, 4 and 6, and “Every 1 year” on proposl 5 described herein.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	Please mark here if you plan to attend the meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

◾	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, or limited liability company, please sign in entity name by authorized person.	◾